                                                                   Exhibit 10.13

                          INDUSTRIAL REAL ESTATE LEASE

                                     between

                        LAS VEGAS AIRPORT PROPERTIES LLC
                                   AS LANDLORD

                                       and

                           TRANSACT TECHNOLOGIES INC.
                                    AS TENANT

                          DATED AS OF DECEMBER 2, 2004

                          INDUSTRIAL REAL ESTATE LEASE

                                TABLE OF CONTENTS

                                                                          PAGE #
                                                                          ------
ARTICLE 1 BASIC TERMS..................................................      6

   SECTION 1.01    DEFINITIONS.........................................      6
   SECTION 1.02    BASE RENT...........................................     10
   SECTION 1.03    RIDERS..............................................     10
   SECTION 1.04    PARKING.............................................     11

ARTICLE 2 LEASE TERM AND COMMON BUILDING AREAS.........................     11

   SECTION 2.01    LEASE OF PROPERTY FOR LEASE TERM....................     11
   SECTION 2.02    DELIVERY OF POSSESSION..............................     11
   SECTION 2.03    HOLDING OVER........................................     12
   SECTION 2.04    COMMON BUILDING AREAS...............................     12
   SECTION 2.05    LANDLORD'S RIGHTS IN COMMON BUILDING AREAS..........     13

ARTICLE 3 BASE RENT....................................................     13

   SECTION 3.01    TIME AND MANNER OF PAYMENT..........................     13
   SECTION 3.02    BASE RENT INCREASES.................................     14

ARTICLE 4 OTHER CHARGES PAYABLE BY TENANT..............................     14

   SECTION 4.01    ADDITIONAL RENT.....................................     14
   SECTION 4.02    OPERATING COSTS.....................................     14
   SECTION 4.03    PERSONAL PROPERTY TAXES.............................     15
   SECTION 4.04    UTILITIES...........................................     16
   SECTION 4.05    INSURANCE...........................................     16
   SECTION 4.06    WAIVER OF SUBROGATION...............................     18
   SECTION 4.07    LATE CHARGES........................................     18
   SECTION 4.08    INTEREST ON PAST DUE OBLIGATIONS....................     18
   SECTION 4.09    RETURN OF CHECK.....................................     18
   SECTION 4.10    SECURITY DEPOSIT; INCREASES.........................     19
   SECTION 4.11    TERMINATION; ADVANCE PAYMENTS.......................     19

ARTICLE 5 USE OF PROPERTY..............................................     19

   SECTION 5.01    PERMITTED USES......................................     19
   SECTION 5.02    MANNER OF USE.......................................     19
   SECTION 5.03    HAZARDOUS SUBSTANCES................................     20
   SECTION 5.04    SIGNS AND AUCTIONS..................................     23
   SECTION 5.05    INDEMNITY...........................................     23
   SECTION 5.06    LANDLORD'S ACCESS...................................     24
   SECTION 5.07    INTENTIONALLY OMITTED...............................     24


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

ARTICLE 6 CONDITION OF PROPERTY; MAINTENANCE,
REPAIRS AND ALTERATIONS................................................     24

   SECTION 6.01    EXISTING CONDITIONS.................................     24
   SECTION 6.02    EXEMPTION OF LANDLORD FROM LIABILITY................     24
   SECTION 6.03    LANDLORD'S OBLIGATIONS..............................     25
   SECTION 6.04    TENANT'S OBLIGATIONS................................     26
   SECTION 6.05    ALTERATIONS, ADDITIONS, AND IMPROVEMENTS............     27
   SECTION 6.06    CONDITION UPON TERMINATION..........................     28

ARTICLE 7 DAMAGE OR DESTRUCTION........................................     28

   SECTION 7.01    PROPERTY DAMAGE.....................................     28
   SECTION 7.02    REDUCTION OF RENT...................................     29
   SECTION 7.03    WAIVER..............................................     30

ARTICLE 8 CONDEMNATION.................................................     30

   SECTION 8.01    CONDEMNATION........................................     30

ARTICLE 9 ASSIGNMENT AND SUBLETTING....................................     30

   SECTION 9.01    LANDLORD'S CONSENT REQUIRED.........................     30
   SECTION 9.02    LANDLORD'S ELECTION.................................     31
   SECTION 9.03    NO RELEASE OF TENANT................................     32
   SECTION 9.04    NO MERGER...........................................     32

ARTICLE 10 DEFAULTS; REMEDIES..........................................     32

   SECTION 10.01   COVENANTS AND CONDITIONS............................     32
   SECTION 10.02   DEFAULTS............................................     32
   SECTION 10.03   REMEDIES............................................     33
   SECTION 10.04   CUMULATIVE REMEDIES.................................     35

ARTICLE 11 PROTECTION OF LENDERS.......................................     35

   SECTION 11.01   SUBORDINATION.......................................     35
   SECTION 11.02   ATTORNMENT..........................................     35
   SECTION 11.03   SIGNING OF DOCUMENTS................................     36
   SECTION 11.04   ESTOPPEL CERTIFICATES...............................     36
   SECTION 11.05   TENANT'S FINANCIAL CONDITION........................     36

ARTICLE 12 LEGAL COSTS.................................................     37

   SECTION 12.01   LEGAL PROCEEDINGS...................................     37
   SECTION 12.02   LANDLORD'S CONSENT..................................     37

ARTICLE 13 MISCELLANEOUS PROVISIONS....................................     37

   SECTION 13.01   NON-DISCRIMINATION..................................     37
   SECTION 13.02   LANDLORD'S LIABILITY................................     37


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

   SECTION 13.03   SEVERABILITY........................................     38
   SECTION 13.04   INTERPRETATION......................................     38
   SECTION 13.05   INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS....     38
   SECTION 13.06   NOTICES.............................................     38
   SECTION 13.07   WAIVERS.............................................     39
   SECTION 13.08   NO RECORDATION......................................     39
   SECTION 13.09   BINDING EFFECT; CHOICE OF LAW.......................     39
   SECTION 13.10   CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY..........     39
   SECTION 13.11   JOINT AND SEVERAL LIABILITY.........................     40
   SECTION 13.12   FORCE MAJEURE.......................................     40
   SECTION 13.13   EXECUTION OF LEASE..................................     40
   SECTION 13.14   BROKERS AND LEASING AGENTS..........................     40
   SECTION 13.15   RULES AND REGULATIONS...............................     40
   SECTION 13.16   INTENTIONALLY OMITTED...............................     41
   SECTION 13.17   WAIVER OF JURY TRIAL................................     41
   SECTION 13.18   REAL ESTATE BROKERAGE DISCLOSURES...................     41
   SECTION 13.19   MOLD ADDENDUM.......................................     41
   SECTION 13.20   LANDLORD REPRESENTATIONS............................     41

                             LIST OF EXHIBITS/RIDERS

Exhibit/Rider                                                         Lease Section
 Designation                        Description                         Reference
-------------                       -----------                       -------------
     "A"        Depiction of Premises..............................      1.01(p)

    "A-1"       Depiction of Warehouse Space.......................      2.02(c)

     "B"        Legal Description of Site..........................      1.01(b)

     "C"        Rules and Regulations..............................      13.15

     "D"        Estoppel Certificate...............................      11.04

     "E"        Commencement Memorandum............................      1.01(c)

     "F"        Duties Owed by a Nevada Real Estate Licensee.......      13.18

     "G"        Confirmation Regarding Real Estate Relationship....      13.18

     "H"        Mold Addendum......................................      13.19

Rider No. 1  -  Work Letter........................................      1.03

Rider No. 2  -  Option to Renew Lease..............................      1.03

Rider No. 3  -  Intentionally Omitted..............................      1.03

Rider No. 4  -  Right of First Offer to Lease......................      1.03

                          INDUSTRIAL REAL ESTATE LEASE

     THIS INDUSTRIAL REAL ESTATE LEASE (this "Lease") is made as of the 2nd day of December, 2004, by and between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company ("Landlord") and TRANSACT TECHNOLOGIES INC., a Delaware corporation ("Tenant").

                                    ARTICLE 1
                                   BASIC TERMS

     SECTION 1.01 DEFINITIONS.

     For purposes of this Lease, the following terms shall have the following meanings:

          (a) Allowance: Sixty Eight Thousand Three Hundred Ten and 00/100 Dollars ($68,310.00).

          (b) Building: That certain parcel of real estate located within the Hughes Airport Center as described on Exhibit "B" attached hereto and incorporated herein by this reference and the building and other improvements located thereon, all of which is commonly known as 6700 Paradise Road, Las Vegas, Nevada, 89119.

          (c) Commencement Date: The earlier of the date (i) the Work (as defined in Rider No. 1 attached hereto) is substantially completed in accordance with Section 2.02(b) below, or (ii) January 1, 2005, except as delayed pursuant to Section 2.02 of this Lease. At such time as the Commencement Date shall have been established, Landlord and Tenant shall execute Exhibit E attached hereto and incorporated herein by reference as a confirmation of said date.

          (d) Common Building Areas: All areas and facilities outside the Premises and within the exterior property boundary line of the Building and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, suppliers, shippers, customers, contractors and invitees, including, without limitation, trash areas, roadways, sidewalks, walkways, landscaped areas, irrigation systems, lighting facilities, fences, gates, elevators, roof, common entrances, common areas within the Building, common pipes, conduits, wires and appurtenant equipment serving the Premises, exterior signs, Tenant directories, fire detection systems, sprinkler systems, security systems, and the parking facilities for the Building. Landlord has the right to change the Common Building Areas and to take other actions respecting these areas in accordance with Section 2.05 below.

          (e) Declaration: (i) that certain Declaration of Restrictions and Grant of Easements dated November 1, 1985 and filed for record with the County Recorder of Clark County, Nevada ("County Recorder") as Document No. 2175093, as supplemented and amended from time to time, and (ii) that certain Declaration of Restrictions and Grant of Easements for Hughes Airport Center 6700 Paradise and 1111, 1151 and 1181 Grier Drive Association dated May 18, 2004 and filed for record with the County Recorder in Book 20040603, Instrument No. 0002453, as supplemented and amended from time to time. The Declaration is filed on the Building and a larger real estate development, of which the Building is a part, known as Hughes Airport Center.

          (f) Initial Security Deposit: Ten Thousand Six Hundred Fifty Six and 36/100 Dollars ($10,656.36).

          (g) Laws: All applicable statutes, regulations, requirements, ordinances and orders promulgated by any federal, state, local or regional governmental authority whether prior to or following the Commencement Date of this Lease.

          (h) Landlord's Addresses: Mailing Address: LAS VEGAS AIRPORT PROPERTIES LLC, c/o Stoltz Management of Delaware, Inc., 250 Pilot Road, Suite 220, Las Vegas, Nevada 89119. Office Address: LAS VEGAS AIRPORT PROPERTIES LLC, c/o Stoltz Management of Delaware, Inc., 725 Conshohocken State Road, Bala Cynwyd, Pennsylvania 19004.

     With a copy to: Lehman Brothers Bank, FSB,
                     1000 West Street
                     Suite 200
                     Wilmington, DE 19801
                     Attention: General Counsel

          (i) Landlord's Broker: Stoltz Realty of Delaware, Inc.

          (j) Lease Interest Rate: The lesser of (i) two percentage points (2%) over that fluctuating rate of interest announced from time to time by the Bank of America National Trust and Savings Association as its prime or reference commercial lending rate of interest (or in the event such bank is no longer announcing such rate, by such other federally regulated banking institution of comparable stature as Landlord shall determine), or (ii) the maximum interest rate permitted by law.

          (k) Lease Term: Five (5) years beginning on the Commencement Date and continuing until sixty (60) months after the first day of the first full month following the Commencement Date, unless extended pursuant to Rider No. 2 - Option to Renew Lease attached to this Lease and incorporated herein by this reference.

          (l) Leased Premises Address: 6700 Paradise Road, Suite D, Las Vegas, Nevada 89119.

          (m) Mortgagee: The mortgagee under a mortgage or beneficiary under a deed of trust holding a lien encumbering the Building or any holder of a ground leasehold interest in the Building or any part thereof. For purposes of this Lease, Lehman Brothers Bank, FSB shall be referred to as the "First Mortgagee."

          (n) Operating Costs: All costs of any kind paid or incurred by Landlord because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building (including all Common Building Areas), including by way of illustration but not limitation, all of the following: (i) all amounts charged to the Building pursuant to the Declaration; (ii) Real Property

Taxes; (iii) all costs, charges and surcharges for utilities, water, sewage, janitorial, waste disposal and refuse removal and all other utilities and services provided to the Building which are not separately metered or billed directly to tenants of the Building; (iv) insurance costs for which Landlord is responsible under this Lease or which Landlord or any Mortgagee deems necessary or prudent; (v) any costs levied, assessed or imposed pursuant to any applicable Laws; (vi) the cost (amortized over such period as Landlord reasonably determines together with interest at the Lease Interest Rate on the unamortized balance) of any capital improvements to the Building or equipment replacements made by Landlord after the Commencement Date that are intended to reduce other Operating Costs or are required by any Laws or are necessary in order to operate the Building at the same quality level as prior to such replacement; (vii) costs and expenses of operation, repair and maintenance of all structural and mechanical portions and components of the Building including, without limitation, plumbing, communication, heating, ventilating and air-conditioning ("HVAC"), elevator, and electrical and other common Building systems; (viii) utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building (including, without limitation, energy conservation charges or surcharges); (ix) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance of all parking areas, maintenance of signs, resurfacing and repaving, painting, lighting, cleaning, and provision of Building security; (x) all personal property taxes levied on or attributable to personal property used in connection with the Building; (xi) depreciation on personal property owned by Landlord which is utilized in the operation or maintenance of the Building; (xii) rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building; (xiii) management fees in an amount not to exceed four percent (4%) of Landlord's gross revenues in respect of the Building, wages, salaries and other labor costs incurred in the management and operation of the Building; (xiv) fees for required licenses and permits; (xv) reasonable legal, accounting and other professional fees which are directly related to the reasonable administration of the Building; (xvi) reasonable and appropriate reserves for repair and replacement; (xvii) wages, salaries and other labor costs incurred in the management and operation of the Building; (xviii) any other expenses which would reasonably or customarily be included in the cost of managing, operating, maintaining and repairing buildings similar to the Building. At Landlord's sole discretion, Landlord shall have the right to amortize any of the costs of repair or maintenance of the Building over such period as Landlord reasonably determines together with interest at the Lease Interest Rate on the unamortized balance, in lieu of including the entire amount of such costs in Operating Costs in the year such costs are incurred. If the Building is not fully occupied during any portion of the Lease Term, (a) Landlord shall make an appropriate adjustment to Operating Costs for such period employing sound accounting and management principles, to determine the amount of Operating Costs that would have been incurred had the Building been fully occupied during such period and (b) such adjusted amount of Operating Costs shall be the amount utilized for purposes of Section 4.02 below. Except as otherwise provided in this Lease, Operating Costs shall not include all or any portion of the following (1) Depreciation of the Building or equipment therein;
(2) Principal, interest, loan fees and penalties relating to land on which the Building is located and all expenditures relating to any ground lease payment or obligations; (3) Leasehold improvements including redecorating made for tenants of the Building; (4) Refinancing costs; (5) Any expenses for repairs or maintenance which are actually paid by warranties and service contracts; (6) The cost of any item to the extent that such cost is reimbursed or reimbursable by an insurance company, a condemnor, a tenant, or any other party; (7) The cost of any repairs caused by Landlord's negligence, or the negligence of Landlord's agents, employees or invitees; (8) Legal fees incurred in enforcing leases or in leasing the Building; (9) Costs incurred by the Landlord in connection with its lease negotiations with prospective tenants, and all other costs associated with the Landlord's leases with third-

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party tenants, including all brokerage commissions and advertising expenses;
(10) Expenses incurred by the Landlord in connection with services or equipment supplied to a third-party tenant for its specific use or to the extent its use is disproportionate to the other tenants in the Building; (11) Remuneration paid to third parties in connection with commercial enterprises operated by Landlord other than the operation and management of the Hughes Airport Center, if any;
(12) The Landlord's everyday corporate overhead; (13) All costs incurred by the Landlord in connection with any dispute relating to Landlord's title to and ownership of the Building; (14) All utility costs for which a tenant directly contracts with local utility companies; (15) Costs of complying with all environmental laws and regulations in effect as of the date this Lease is executed, except for costs resulting from Tenant's particular use of the Premises; (16) Costs incurred by Landlord resulting from the violation of environmental laws by other tenants in the Building; (17) All penalties and costs incurred by Landlord due to Landlord's or any third-party tenant's negligence; (18) Any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; or (19) costs incurred by Landlord with respect to structural repairs and replacements of the Building.

          (o) Permitted Uses: General office, warehouse, repair center and other compatible uses.

          (p) Premises: The office/warehouse space in the approximate location within the Building as indicated on Exhibit "A" attached hereto and incorporated herein by this reference.

          (q) Real Property Taxes: Any form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation, air pollution, environmental or other improvement or special assessment district) as against any legal or equitable interest of Landlord in the Building and/or the Premises, including, but not limited to, the following:

               (i) any tax on a landlord's "right" to rent or "right" to other income from the Premises or against Landlord's business of leasing the Premises;

               (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes (it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease);

               (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, county, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management and maintenance, alteration, repair, use or occupancy of the Building, or any portion thereof;

               (iv) any assessment, tax, fee, levy or charge upon this transaction creating or transferring an interest or an estate in the Premises;

               (v) any assessment, tax, fee, levy or charge based upon the number of people employed, working at, or using the Premises or the Building, or utilizing public or private transportation to commute to the Premises or the Building; and

               (vi) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

     Real Property Taxes shall not include federal or state income, franchise, inheritance, transfer, gift, gross receipts or estate taxes of Landlord or of any of the parties which comprise Landlord.

          (r) Rentable Square Feet in the Building: Fifty three thousand one hundred fifteen (53,115) rentable square feet. The Building is stipulated for all purposes to contain said Rentable Square Feet in the Building.

          (s) Tenant's Address: 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109.

          (t) Tenant's Broker: None.

          (u) Tenant's Guarantor: None.

          (v) Tenant's Rentable Square Feet: approximately thirteen thousand six hundred sixty-two (13,662) rentable square feet, subject to adjustment based upon the Final Plans (as defined in Rider No. 1). The Premises are stipulated for all purposes to contain said Tenant's Rentable Square Feet, as adjusted based on the Final Plans.

          (w) Tenant's Share: Twenty-five and seventy-two hundredths percent (25.72%), subject to adjustment based upon any change in Tenant's Rentable Square Feet as shown on the Final Plans (as defined in Rider No 1).

     SECTION 1.02 BASE RENT.

     The "Base Rent" shall be seventy eight cents ($0.78) per month for each square foot of Tenant's Rentable Square Feet, which is equal to Ten Thousand Six Hundred Fifty Six and 36/100 Dollars ($10,656.36) per month as adjusted pursuant to Section 3.02 below. The Base Rent shall be adjusted in accordance with Tenant's Rentable Square Feet as shown on the Final Plans (as defined in Rider No. 1).

     SECTION 1.03 RIDERS.

     The following Riders are attached to and made a part of this Lease: RIDER NO. 1 - TENANT WORK LETTER; RIDER NO. 2 - OPTION TO RENEW LEASE; RIDER NO. 3 - INTENTIONALLY OMITTED; RIDER NO. 4 - RIGHT OF FIRST OFFER TO LEASE.

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     SECTION 1.04 PARKING.

     Tenant shall be entitled to use up to thirty-five (35) unreserved uncovered parking spaces on the parking area of the Building. Tenant hereby acknowledges and agrees that the foregoing parking spaces are the total number of parking spaces available for use by Tenant, Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's express or implied permission.

                                    ARTICLE 2
                      LEASE TERM AND COMMON BUILDING AREAS

     SECTION 2.01 LEASE OF PROPERTY FOR LEASE TERM.

     Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.01(k) above and shall begin and end on the dates specified in Section 1.01(k) above. The "Commencement Date" shall be the date specified in
Section 1.01(c) above for the beginning of the Lease Term.

     SECTION 2.02 DELIVERY OF POSSESSION.

          (a) Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, as it may be adjusted pursuant to this Section 2.02 or Rider No. 1 of this Lease. Landlord will construct or install in the Premises the Work (as that term is defined in Rider No. 1) to be constructed or installed by Landlord according to Rider No. 1. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and Rider No. 1. Subject to Rider No. 1 of this Lease, if Landlord fails to deliver possession of the Premises to Tenant on or before the fixed date component of the Commencement Date, then as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, the fixed date component of the Commencement Date shall be extended by the length in delay of delivery of the Premises to Tenant. Notwithstanding the foregoing, in the event Landlord fails to deliver possession of the Premises on or within sixty (60) days following the fixed date component of the Commencement Date, Tenant shall thereafter have the right, upon written notice to Landlord ("Tenant Termination Notice") to terminate this Lease effective on the date thirty (30) days following receipt by Landlord of the Tenant Termination Notice. Notwithstanding the foregoing, Landlord may vitiate such termination if Landlord delivers the Premises to Tenant within thirty (30) days following its receipt of the Tenant Termination Notice.

          (b) Notwithstanding any provision to the contrary contained in Section 2.02(a), if the Premises are not substantially completed by the fixed date specified in Section 1.01(c)(ii) due to Force Majeure Delays, then as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, the fixed date component of the definition of the Commencement Date shall be delayed for the period of delay in substantial completion of the Premises resulting therefrom. The Premises shall be deemed "substantially completed" when (i) Landlord has provided reasonable access to the Premises to Tenant, (ii) Landlord has completed the Work (as defined in Rider No. 1) other than details of construction which do not unreasonably interfere with Tenant's use of the Premises, and (iii) Landlord has obtained a permanent or temporary certificate of occupancy for the Premises (or its equivalent). For purposes of this Section 2.02, "Force

Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the Work because of fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; public unrest; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any cause beyond the reasonable control of Landlord, excluding the issuance of governmental permits or approvals affecting the Work.

          (c) Notwithstanding any provision to the contrary contained in Section 1.01(c) or this Section 2.02, in the event the Work (as defined in Rider No. 1) is not substantially completed by January 1, 2005, and provided Tenant is not otherwise in default of this Lease, Tenant shall have the right to occupy the warehouse portion of the Premises as such area is depicted on Exhibit A-1 attached hereto and incorporated herein (the "Warehouse Space"), commencing on January 1, 2005 and ending on the Commencement Date (the "Early Occupancy Period"). Tenant's occupancy of the Warehouse Space during the Early Occupancy Period shall not unreasonably interfere with Landlord's completion of the Work and such occupancy shall be at Tenant's sole risk and subject to all of the provisions of this Lease, including, without limitation, all insurance and indemnity requirements; provided, however, during the Early Occupancy Period, Tenant shall pay monthly Base Rent of seventy eight cents ($0.78) for each square foot contained in the Warehouse Space only. During the Early Occupancy Period, Tenant's Additional Rent obligations shall be equitably adjusted to reflect the fact that Tenant's occupancy will be limited to the Warehouse Space. Tenant shall promptly deliver to Landlord, on or before Tenant's early occupancy of the Warehouse Space, original certificates evidencing the existence and amounts of such insurance required to be carried by Tenant in Article 4 for the Warehouse Space. Early occupancy of the Warehouse Space shall not advance the expiration date of this Lease.

     SECTION 2.03 HOLDING OVER.

     Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify and hold Landlord harmless against all damages, claims, losses, penalties, charges, and expenses (including reasonable attorney's fees) incurred by Landlord resulting from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant's occupancy of the Premises shall be a tenancy at sufferance, subject to all of the terms of this Lease applicable to a tenancy at sufferance, except that the Base Rent then in effect shall be equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the expiration or earlier termination of this Lease. Nothing contained in this Section 2.03 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease.

     SECTION 2.04 COMMON BUILDING AREAS.

     Tenant shall have the nonexclusive right to the use in common with other tenants in the Building, subject to the Rules and Regulations referred to in
Section 13.15 below, the Common Building Areas appurtenant to the Premises, as they may change from time to time.

     SECTION 2.05 LANDLORD'S RIGHTS IN COMMON BUILDING AREAS.

     Landlord hereby reserves the right from time to time to do the following provided it is done without unreasonable interference with Tenant's use of the
Premises:

          (a) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building. For any work to be performed in the Premises, Landlord shall provide commercially reasonable prior notice to Tenant of the same;

          (b) To make changes to the Common Building Areas, including, without limitation, changes in the location, size, shape and number of driveways, parking spaces, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways and the parking facilities for the Building;

          (c) To close temporarily any of the Common Building Areas for maintenance purposes or to prevent prescriptive easements so long as access to the Premises remains available;

          (d) To designate other land outside the boundaries of the Building and/or the Hughes Airport Center to be a part of the Common Building Areas;

          (e) To add additional buildings and improvements to the Common Building Areas, including, without limitation, the construction of buildings, parking structures or surface parking areas;

          (f) To use the Common Building Areas while engaged in making additional improvements, repairs or alterations to the Building or to the Hughes Airport Center, or any portion thereof provided, however, that such use of the Common Building Areas shall be reasonable, including without limitation, the duration and extent of such use; and

          (g) To do and perform such other acts and make such other changes in, to or with respect to the Common Building Areas and the Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

                                    ARTICLE 3
                                    BASE RENT

     SECTION 3.01 TIME AND MANNER OF PAYMENT.

     Base Rent is due on or before the first (1st) day of each month without offset, deduction or prior demand. The Base Rent shall be abated for the first six (6) full months of the Lease Term. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.02 above for the seventh (7th) full month of the Lease Term. The Base Rent for the first month of the Lease Term shall be prorated on the basis of the actual number of days in such month, if such month is a fractional month, and the Lease Term shall nevertheless commence on the Commencement Date and continue until sixty
(60) months
after the first day of the first full month following the Commencement Date. If such month is a fractional month, the Base Rent for such fractional month shall be due and payable on the Commencement Date. Thereafter, on the first day of the eighth (8th) month of the Lease Term (or, if the first full month of the Lease Term is the second month, then the ninth (9th) month of the Lease Term) and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at such of Landlord's Addresses as may be designated by Landlord in writing or at such other place as Landlord may designate in writing. It is understood and agreed by Tenant that Landlord's acceptance of any payment for sums due under this Lease which payment represents less than all sums due and owing from Tenant to Landlord shall, in addition to reserving any and all of Landlord's rights under this Lease, be credited to Tenant's account in the order and manner deemed appropriate solely at the discretion of Landlord.

     SECTION 3.02 BASE RENT INCREASES.

     The Base Rent shall be increased on the first day of the thirteenth (13th) month of the Lease Term and on each annual anniversary thereof during the Lease Term (the "Adjustment Month") by an amount equal to three percent (3%) of the Base Rent in effect immediately prior to a respective Adjustment Month. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the new amount of the Base Rent. Tenant shall pay the new Base Rent from its effective date until the next periodic increase.

                                    ARTICLE 4
                         OTHER CHARGES PAYABLE BY TENANT

     SECTION 4.01 ADDITIONAL RENT.

     All charges payable by Tenant hereunder other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent and under the same terms and conditions as the Base Rent. Notwithstanding that the Base Rent shall be abated for the first six (6) full months of the Lease Term, there shall be no abatement of Additional Rent whatsoever. The term "Rent" shall mean Base Rent and Additional Rent. Tenant shall pay Landlord all Rent without offset, deduction or prior demand.

     SECTION 4.02 OPERATING COSTS.

          (a) During the Lease Term, Tenant shall pay as Additional Rent Tenant's Share of the Operating Costs. The inclusion of the improvements, facilities and services described in the definition of Operating Costs set forth in Section 1.01(n) above, shall not be deemed to impose an obligation upon Landlord to make available said improvements or facilities or to provide any of said services unless Landlord has agreed elsewhere in this Lease to provide the specific improvement, facility or service.

          (b) Tenant shall pay Tenant's Share of Operating Costs, in advance, in monthly installments with the Base Rent based on Landlord's good faith estimate of the Operating Costs. Landlord may adjust such estimates from time to time as Landlord determines, which adjustment will be effective as of the next payment date for Base Rent after notice of such adjustment to Tenant. After the end of each calendar year, Landlord shall deliver to Tenant a statement, in reasonable detail, of the Operating Costs as finally determined by Landlord for the preceding calendar year and Tenant's Share of such Operating Costs. Upon

Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to Landlord within thirty (30) days of Tenant's receipt of such statement or credit given to Tenant, as the case may be, to reflect the finally determined Operating Costs. Landlord's failure to provide such statement(s) shall in no way excuse Tenant from its obligation to pay Additional Rent and shall not constitute a waiver of Landlord's right to bill and collect such Additional Rent from Tenant in accordance with the terms of the Lease.

          (c) Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs for the Building among different portions or occupants of the Building (the "Cost Pools"), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building as a whole, and the industrial space tenants of the Building as a whole. The Operating Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

          (d) In the event of any dispute as to the amount of Tenant's Share of Operating Costs as set forth in the Operating Costs statement, Tenant shall have the right, once, and only once, a year after no less than thirty (30) days prior written notice and at reasonable times, to inspect and photocopy Landlord's Operating Costs records for the previous calendar year only at Landlord's Office Address specified in Section 1.01(h). If, after such inspection and photocopy, Tenant continues to dispute the amount of Tenant's Share of Operating Costs as set forth in the Operating Costs statement, Tenant shall be entitled to retain an independent, certified public accountant to audit Landlord's Operating Costs records for the previous calendar year only to determine the proper amount of Tenant's Share of Operating Costs. Landlord shall be entitled to review the results of such audit promptly after completion of same. If such audit proves that Landlord has overcharged Tenant, then within fifteen (15) days after the results of the audit are made available to Landlord, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under this Lease. If such audit proves that Landlord has undercharged Tenant, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall pay to Landlord the amount of any such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall reimburse Tenant the amount of such cost if the audit proves that Landlord's determination of Tenant's Share of Operating Costs (as set forth in the Operating Costs statement) was in error by more than six percent (6%). Landlord shall be required to maintain records of all Operating Costs for three (3) years following the issuance of the Operating Costs statement for such Operating Costs. The payment by Tenant of any amounts pursuant to this Section shall not preclude Tenant from questioning the correctness of any Operating Costs statement.

     SECTION 4.03 PERSONAL PROPERTY TAXES.

          (a) Tenant shall pay all taxes charged against trade fixtures, utility installations, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have its personal property taxed separately from the Premises.

          (b) If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     SECTION 4.04 UTILITIES.

          (a) The parties acknowledge that this Lease is intended to be a fully net lease and that, except as expressly provided in this Lease, Tenant shall be responsible for all non-capital repairs required to the Premises and for the provision of all utilities at the Premises, including but not limited to water, sewage, trash removal, waste disposal, janitorial, electricity, telephone, security, and cleaning of the Premises, together with any taxes thereon. The costs of installing or otherwise bringing any meters or utilities to the Premises shall constitute a cost of Work pursuant to Rider No. 1, or if no Rider No. 1 is attached to this Lease, then such costs shall be paid directly by Tenant. Tenant shall contract with and pay, directly to the appropriate supplier, the cost of all utilities and services supplied to the Premises. All such contracts and suppliers will be subject to Landlord's prior, reasonable approval. If any such utilities or services are not able to be separately metered or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building to Landlord, together with a reasonable administrative fee not to exceed ten percent (10%) of such jointly metered or billed charges, immediately upon receipt of Landlord's bill therefor. Notwithstanding the foregoing, Landlord may elect from time to time and at any time during the term of this Lease to contract directly with any supplier of utilities or services to the Premises and to bill Tenant for such costs, which bill may include a reasonable administrative fee to Landlord not to exceed ten percent (10%) of such costs.

          (b) Landlord has advised Tenant that presently Nevada Power Company (the "Electric Service Provider") is the utility company selected by Landlord to provide electric service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of the Lease to either contract for service from a different company or companies providing electric service (each such company shall hereafter be referred to as "Alternate Service Provider") or to continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the electric feeder lines, risers, wiring and any other machinery within the Premises.

     Should Landlord elect to supply the electricity used or consumed in the Premises, Tenant agrees to purchase and pay for the same as Additional Rent at the applicable rates filed by Landlord with the proper regulatory authority. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant's requirements unless due to the gross negligence or intentional acts of Landlord, its servants, agents or employees. Notwithstanding any provision to the contrary contained herein, in any event, no such change, failure, defect, unavailability, or unsuitability shall constitute eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease.

     SECTION 4.05 INSURANCE.

          (a) Landlord shall maintain property insurance on the Building Shell and appurtenant structures in an amount equal to one hundred percent (100%) of the full value thereof. The cost of such insurance shall be included within the definition of Operating Costs hereunder. Payments for losses thereunder shall be made solely to Landlord or the Mortgagees as their respective interests shall appear. In addition, Tenant shall obtain and keep in force at all times during the Lease Term, a policy or policies of insurance covering loss or damage to all of the improvements, betterments, personal property, utility installations, trade fixtures, furnishings, income and business contents located within the Premises other than the Building Shell (including all Work constructed in accordance with Rider No. 1) in the amount of one hundred percent (100%) of the full replacement value thereof as reasonably ascertained by the Tenant's insurance carrier against risks of direct physical loss or damage, normally covered in an "all risk" policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided, however, that Tenant shall have no obligation to insure against earthquake. As used in this Lease, the term "Building Shell" means the Building completed with the following improvements: (a) roof, foundation and exterior walls and interior load bearing walls (not including drywall); (b) unfinished floors throughout the Premises, broom clean; (c) building standard power and lighting power provided to the Building at a point to be determined by Landlord in its sole discretion; (d) core walls to the extent called for in Landlord's final plans and specifications for the construction of the Building; and (e) mechanical, plumbing, life safety, and HVAC systems provided to the Building at a point to be determined by Landlord in its sole discretion. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, if the Premises have also been damaged, and if Landlord terminates this Lease, Tenant will promptly pay to Landlord all of its insurance proceeds, if any, relating to any and all Work constructed pursuant to Rider No. 1 to this Lease and any alterations made thereto (but not to Tenant's trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises.

          (b) Tenant shall, at Tenant's expense, maintain a policy of Commercial General Liability insurance insuring Tenant and as additional insureds, Landlord and any Mortgagees, against liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than Two Million Dollars ($2,000,000) per occurrence. The initial amount of such insurance shall be subject to periodic increase upon reasonable demand by Landlord based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the limits of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Such policy shall contain the following provision: "Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant's operation and any insurance carried by the Landlord shall be excess and noncontributing." The policy shall insure Tenant's performance of the indemnity provisions of Section 5.05.

          (c) Tenant shall, from time to time, at Tenant's sole expense, obtain and maintain other types of insurance as Mortgagees of Landlord may reasonably require in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

          (d) Insurance required to be maintained by Tenant hereunder shall be in companies holding a "General Policyholders' Rating" of "A" or better and a "financial rating" of 10 or better, as set forth in the most current issue of "Best's Insurance Guide," or such comparable ratings as Landlord shall approve, in its sole discretion. Tenant shall promptly deliver to Landlord, on or before the Commencement Date, original certificates evidencing the existence and amounts of such insurance required to be carried by Tenant in this Article 4. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within thirty
(30) days prior to the expiration,
cancellation or reduction of such policies, furnish Landlord with renewals or "binders" thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies required under this Lease.

     SECTION 4.06 WAIVER OF SUBROGATION.

     Tenant and/or Landlord shall obtain from the issuers of the "all risk" insurance policies referred to in this Article Four a mutual waiver of subrogation provision in said policies and Tenant and Landlord each hereby release and relieve the other, and waive any and all rights of recovery against the other, or against the employees, officers, agents and representatives of the other, for loss or damage arising out of or incident to the perils required to be insured against under this Article 4 which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees.

     SECTION 4.07 LATE CHARGES.

     Tenant acknowledges that Tenant's failure to pay Base Rent or Additional Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, the Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 3.01 above.

     SECTION 4.08 INTEREST ON PAST DUE OBLIGATIONS.

     Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of (i) fifteen percent (15%) per annum, or (ii) the Prime Rate plus five (5) percentage points per annum, whichever is greater, from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     SECTION 4.09 RETURN OF CHECK.

     If Base Rent or Additional Rent is paid by check and the check is returned to Landlord for any reason whatsoever without payment, Tenant shall be assessed a late charge and interest on past due amount pursuant to Sections 4.07 and 4.08 as well as a Twenty-Five Dollar ($25) fee. If payment is returned for insufficient funds, Landlord has the right to demand that such payment be in the form of a cashiers or certified check. If Tenant has two (2) or more insufficient funds payments in a twelve (12) month period, Tenant shall, at Landlord's option, make all subsequent payments in the form of a cashiers or certified check.

     SECTION 4.10 SECURITY DEPOSIT; INCREASES.

     Upon the execution of this Lease, Tenant shall deposit with Landlord a cash security deposit (the "Security Deposit") in the amount of the Initial Security Deposit set forth in Section 1.01(f) above. In no event may Tenant apply the Security Deposit to pay any Rent due under this Lease. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) business days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. If Tenant is in default under the Lease more than two (2) times in any twelve (12) month period, irrespective of whether or not such default is cured, without limiting Landlord's other rights and remedies provided for in the Lease or at law or in equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (i) three (3) times the Security Deposit (adjusted as provided in this Section); or (ii) three (3) months of the then current Base Rent, which shall be paid to Landlord forthwith on demand. The increase in the Security Deposit shall be paid to Landlord forthwith on demand. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Each time the Base Rent is increased, Tenant shall if requested by Landlord, on or before the date that the first increased Base Rent payment is due, deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the Initial Security Deposit bore to the initial Base Rent. Notwithstanding anything in the Lease to the contrary, no purchaser of Landlord's interest in the Building or holder of any mortgage, deed of trust, ground lease or other lien on the Building shall be liable for the return of any Security Deposit unless and until such Security Deposit is actually transferred by Landlord to such party.

     SECTION 4.11 TERMINATION; ADVANCE PAYMENTS.

     Upon expiration of this Lease or other termination of this Lease, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent and other advance payments made by Tenant to Landlord, and Landlord shall, within sixty (60) days, refund any unused portion of the Security Deposit to Tenant, or, at Landlord's option, to Tenant's assignee or sublessee.

                                    ARTICLE 5
                                 USE OF PROPERTY

     SECTION 5.01 PERMITTED USES.

     Tenant may use the Premises only for the Permitted Uses set forth in
Section 1.01(o) above.

     SECTION 5.02 MANNER OF USE

     Tenant shall not cause or permit the Premises to be used in any way (i) which constitutes (or would constitute) a violation of any Laws, occupancy certificate, the requirements of any board of fire underwriters or similar body, as any of the same now or in the future may exist, or (ii) which annoys or interferes with the rights of tenants or users of the Building, or (iii) which constitutes a nuisance or waste, or (iv) which is prohibited by the Declaration. Tenant, at its sole cost and expense, shall comply with all Laws now in force or which may hereafter be in force regulating the use, occupancy or alterations by Tenant of the Premises. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use or whether such use complies with all such Laws.

     SECTION 5.03 HAZARDOUS SUBSTANCES.

          (A)  REPORTABLE USES REQUIRE CONSENT.

          The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Section 5.03(d)). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

          (B) DUTY TO INFORM LANDLORD.

     Tenant shall obtain Landlord's written consent, which consent shall be granted or withheld in Landlord's sole discretion, to the manufacturing, processing, distribution, using, producing, treating, storing (above or below ground level), disposing of, or allowing to be present, of any other Hazardous Substance in or about the Premises except for those previously approved in writing by Landlord. In connection with each such consent requested by Tenant, Tenant shall submit to Landlord a description, including the composition, quantity and all other information requested by Landlord concerning the proposed presence of any Hazardous Substance. Landlord's consent to the presence of any Hazardous Substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed Hazardous Substance on Landlord's written consent to the request. Landlord's consent to the presence of any Hazardous Substance at any time during the Lease Term or renewal thereof shall not waive the requirement of obtaining Landlord's consent to the subsequent presence of any other, or increased quantities of, any Hazardous Substance in or about the Premises. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

     If any Hazardous Substance is present in or about the Premises, Landlord shall have the right upon reasonable notice to Tenant to engage a consultant to inspect the Premises and to review Tenant's use of Hazardous Substances and all of Tenant's practices with respect to such Hazardous Substances. Tenant shall cooperate in all respects with such inspections and reviews. All costs of such consultants shall be reimbursed to Landlord within fifteen (15) days of written demand by Landlord.

          (C) INDEMNIFICATION.

     Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant's control. Tenant's obligations under this Section 5.03 (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. Tenant's indemnity obligations provided in this Section 5.03(c) shall include, without in any way limiting the foregoing:

     (i) All costs, expenses and attorneys' fees incurred or sustained by any party in making any investigation on account of any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained;

     (ii) Liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any Applicable Requirements;

     (iii) Liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Applicable Requirements; and

     (iv) Liability for personal injury or Premises damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying on of an abnormally dangerous activity, and response costs.

          (D) TENANT'S COMPLIANCE WITH REQUIREMENTS.

          Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within ten (10) business days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall within one (1) business day following receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Upon written request by Landlord, and within twenty (20) business days of receipt of such request, Tenant shall provide Landlord annually on each anniversary date of the Commencement Date a written certification, certifying that:

     (i) Tenant's business has been conducted in full compliance with the Applicable Requirements;

     (ii) All Hazardous Substances (if any) related to Tenant's business have been disclosed to Landlord or in said certificate;

     (iii) The method and frequency of off-site disposal of Hazardous Substances from the Premises, as described in the certificate, comply with the Applicable Requirements.

          (E) INSPECTION; COMPLIANCE WITH LAW.

          Landlord, Landlord's agents, employees, contractors and designated representatives, and any Mortgagees, shall have the right to enter the Premises at any time in the case of an emergency, and otherwise, with prior notice to Tenant, at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord's Mortgagee, as the case may be, for the costs and expenses of such inspections.

     SECTION 5.04 SIGNS AND AUCTIONS.

     Tenant shall not place any signs on the Premises without Landlord's prior written consent. At Tenant's sole cost, Tenant shall have the right to signage on Tenant's suite entrance door and on the Building above Tenant's entrance door subject to Landlord's prior written approval of such signage which may be withheld in Landlord's sole discretion. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

     SECTION 5.05 INDEMNITY.

     Tenant shall indemnify and hold harmless Landlord and all agents, servants and employees of Landlord from and against all claims, losses, damages, liabilities, expenses (including reasonable attorneys' fees), penalties and charges (collectively, "Claims") arising from or in connection with (i) Tenant's use of the Premises during the Lease Term, or (ii) the conduct of Tenant's business, or (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises during the Lease Term. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims, loss, damage, liability, expense (including reasonable attorneys' fees), penalty or charge arising from any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord. Tenant, as a material part of its consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or upon the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Notwithstanding the foregoing, Tenant shall not be required to assume the risk with respect to or defend, save harmless or indemnify Landlord from any Claims resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, and Landlord hereby so defends, indemnifies and holds Tenant harmless from any such Claims. In addition, because Landlord is required to maintain insurance on the Building Shell and Tenant compensates Landlord for such insurance as part of Operating Costs and because of the existence of waivers of subrogation set forth in Section 4.06 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property or injury to persons outside of the Premises to the extent such Claim is, or if Landlord has failed to properly maintain such insurance, should have been, covered by such insurance, even if resulting from the negligent acts or omissions of Tenant or those of its agents, contractors or employees. Notwithstanding the foregoing, Landlord shall not be required to defend, save harmless or indemnify Tenant from any liability for injury, loss, accident or damage to any person or property resulting from Tenant's gross negligence or willful misconduct, or those of Tenant's officers, agents, contractors or employees. Similarly, since Tenant must carry insurance pursuant to Section 4.05(a) to cover its personal property and any tenant improvements within the Premises, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises to the extent such Claim is, or if Tenant has failed to properly maintain such insurance, should have been, covered by such insurance, even if resulting from the negligent acts or omissions (but, not the gross negligence or willful misconduct) of Landlord or those of its agents, contractors or employees. The provisions of this Section 5.05 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination. The foregoing indemnity requirements are not intended to nor shall they relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease to the extent that such policies cover the results of negligent acts or omissions of Landlord or Tenant or their officers, agents, contractors or employees, or the failure of either party to perform any of its obligations under this Lease.

     SECTION 5.06 LANDLORD'S ACCESS.

          Landlord or its agents, employees or contractors may enter the Premises during regular business hours after twenty-four (24) hours prior written notice to Tenant (except , in the case of emergency no such notice will be required) to examine the Premises, to show the Premises to potential buyers, investors, tenants or other parties, for the purpose of making tests, inspections, repairs, alterations, improvements or additions as Landlord deems desirable or for any other purpose Landlord deems necessary. The above shall not obligate Landlord to make any repairs except as otherwise expressly provided in this Lease. Landlord may place customary "For Sale" or "For Lease" signs on the Premises. The exterior walls and roof of, the floor above, and the area beneath the Premises are not demised under this Lease and Landlord reserves the right to use the same. Landlord may install, maintain and use pipes, utility lines, ducts, conducts, flues, lines, wires, drains, sprinkler main and valves, access panels and structural elements serving the Premises or other parts of the Hughes Airport Center within or through the Premises. Landlord shall use reasonable efforts to locate new facilities and elements above the finished ceiling, within walls, below the floor, in Tenant's storage area and in other locations that will minimize to the extent practicable the disruption of Tenant's business. Landlord may change, add to or subtract from the Common Areas or any building in the Hughes Airport Center, construct other buildings and improvements, use portions of the Common Areas for promotions, exhibits, shows, the placement of carts and kiosks or such other uses as Landlord deems appropriate, and do such other acts to the Common Building Areas as Landlord believes reasonably necessary. In exercising the rights reserved in this Section, Landlord shall use reasonable efforts to minimize disruption of Tenant's business.

     SECTION 5.07 INTENTIONALLY OMITTED.

                                    ARTICLE 6
           CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     SECTION 6.01 EXISTING CONDITIONS.

     Except as may be set forth in Rider No. 1, Tenant accepts the Premises in its condition "AS IS" as of the date of execution of this Lease, subject to all recorded matters and Laws. Tenant acknowledges that neither Landlord nor any employee or agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

     SECTION 6.02 EXEMPTION OF LANDLORD FROM LIABILITY.

     Landlord, its officers, managers, directors, shareholders, members, agents, servants and employees shall not be liable for and Tenant shall indemnify and hold Landlord and its officers, managers, directors, shareholders, members, agents, servants and employees harmless from and against all claims, losses, damages, expenses, penalties and charges arising from or in connection with any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant,

Tenant's employees, invitees, customers, or any other person in or about the Premises, or any other person claiming under Tenant whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) the failure, delay or diminution in the quality or quantity of any utilities or services supplied to the Premises or the Building,
(d) inconvenience or annoyance arising from the necessity of repairing any portion of the Building or the Premises; (e) the interruption for any reason in the use of the Premises; (f) the termination of this Lease by reason of the destruction of the Premises; or (g) any conditions arising in or about the Premises, or from other sources or places, nor shall any of the same be construed as an eviction of Tenant, nor, unless otherwise permitted under this Lease, work an abatement of Rent, nor relieve Tenant from any obligation under this Lease. Without limiting the foregoing, Landlord, its officers, managers, directors, shareholders, members, agents, servants and employees shall not be liable for and Tenant shall indemnify and hold Landlord and its officers, managers, directors, shareholders, members, agents, servants and employees harmless from and against all claims, losses, damages, expenses, penalties and charges arising from or in connection with the following: (i) any defect or shortcoming in or failure of plumbing, heating or air conditioning or ventilation systems, elevators, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances becoming out of repair; (iii) the bursting, leaking or running of any tubing, radiant panel, fire sprinkler system, electric fixture, valve, fitting, tank, washstand, water closet, waste pipe, drain or other pipe or tank or any other water and/or moisture related release and/or condition and all consequences and/or conditions relating from same, upon or about the Premises or the Building; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam, hot or cold water;
(vi) water, snow or ice being upon or coming through the roof of the Building or any other place upon or near the Premises; (vii) the failing of any fixture, brick, plaster or stucco; (viii) broken glass; (ix) any act or omission of cotenants or other occupants of the Building; (x) the exercise of any rights by Landlord under this Lease; or (xi) any act or omission of parties other than Landlord, its employees, agents, officers, directors, managers, shareholders, members and servants nor shall any of the forgoing be construed as an eviction of Tenant, nor, unless otherwise permitted under this Lease, work an abatement of Rent, nor relieve Tenant from any obligation under this Lease. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct. In addition to any limitation of Landlord's liability contained in the Lease, Tenant hereby agrees that any claim for damages against Landlord shall be subject and subordinate to the interest of any Mortgagee in the Building. Tenant shall have no rights whatsoever to offset or deduct against any Rent or any other sums due Landlord under the Lease for any reason whatsoever, including Landlord's default, nor shall Tenant have any rights at any time to cure any defaults of the Landlord under this Lease.

     SECTION 6.03 LANDLORD'S OBLIGATIONS.

     Landlord shall keep the following in good order, condition and repair: the foundations, exterior structural walls, interior load bearing walls and structural roof of the Building and the Common Building Areas. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall have no obligation to make repairs under this Section 6.03 until a reasonable time after Landlord receives written notice from Tenant of the need of such repairs. Tenant expressly waives the benefit of any law, including case law, statute, rule or regulation in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair. Tenant shall have no rights whatsoever to offset or deduct against any Rent or any other sums due Landlord under this Lease for any reason whatsoever, including Landlord's default.

     SECTION 6.04 TENANT'S OBLIGATIONS.

          (a) Tenant shall, at Tenant's sole cost and expense, keep all portions of the Premises in good order, condition and repair, including, without limitation, all components of the electrical, mechanical, plumbing, heating, air conditioning and ventilation systems which serve the Premises and all other items not expressly set forth as the responsibility of Landlord in Section 6.03 above. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such portion of or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term.

          (b) Either Landlord or Tenant, at Landlord's option and, in either case, at Tenant's sole expense, shall enter into a preventative maintenance contract ("Maintenance Contract") with a licensed heating and air conditioning contractor providing for the regular inspection and maintenance of the heating, air conditioning and ventilation system utilized solely for the Premises at commercially reasonable rates for the community in which the Premises are located. In the event Landlord requests Tenant to obtain the Maintenance Contract, Tenant shall provide Landlord with a copy of such Maintenance Contract within fifteen (15) days of such request. Landlord shall have the right to approve the contractor and the Maintenance Contract prior to Tenant's execution thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Such Maintenance Contract cannot be canceled without providing Landlord with thirty (30) days prior written notice. In the event either Landlord elects to obtain the Maintenance Contract or if Tenant fails to provide Landlord with a copy of the Maintenance Contract within fifteen (15) days of Landlord's request to Tenant to procure such Maintenance Contract, Landlord shall obtain the Maintenance Contract for Tenant's benefit and Tenant shall be obligated to pay Landlord, as Additional Rent, monthly, without demand, one-twelfth (1/12th) of the annual cost of the Maintenance Contract. Regardless if Landlord or Tenant obtains the Maintenance Contract, Landlord shall have the right, at reasonable times and with prior notice, to enter Tenant's Premises to inspect the air conditioning, heating and ventilation system utilized for Tenant's Premises. Tenant shall comply with all laws and government regulations relating to the maintenance of records of Tenant's use and handling of freon in the heating, air conditioning and ventilation system utilized for the Premises. Within fifteen
(15) days of Landlord's request, Tenant shall provide copies of all such records to Landlord.

          (c) Tenant, at Tenant's sole expense, shall enter into a sewer and trash removal contract ("Trash Removal Contract") with a contractor providing for regular sewer and trash removal services for the Premises. Landlord shall have the right to approve the contractor and the Trash Removal Contract prior to Tenant's execution thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord with a copy of such Trash Removal Contract at least ten (10) days prior to the Commencement Date and such Trash Removal Contract cannot be canceled by Tenant without providing Landlord with thirty (30) days prior written notice. If Tenant fails to obtain a Trash Removal Contract or if Tenant fails to provide Landlord with a copy of the Trash Removal Contract ten (10) days prior to the Commencement Date, Landlord shall obtain the Trash Removal Contract for Tenant's benefit, at commercially reasonable rates for the community in which the Premises are located, and Tenant shall be obligated to pay Landlord, as Additional Rent, monthly, without demand, one-twelfth (1/12th) of the annual cost of the Trash Removal Contract. Regardless if Landlord or Tenant obtains the Trash Removal Contract,

Landlord shall have the right to enter Tenant's Premises at reasonable times, with prior notice, to inspect the services provided thereunder.

          (d) If Tenant fails to maintain or repair the Premises as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all actual costs incurred in performing such maintenance or repair, including ten percent (10%) of such costs for Landlord's supervision, immediately upon demand.

     SECTION 6.05 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

          (a) Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole discretion, including, without limitation, any alterations, additions, or improvements to the exterior of the Premises or the Building (including signage). Tenant shall deliver to Landlord, for Landlord's approval prior to any construction, a complete set of plans and specifications for the proposed alterations, additions or improvements, copies of contracts with general contractors, evidence of contractor's insurance and bonds, and all necessary permits for such construction. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable Laws, and by a contractor approved by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

          (b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises. Tenant will not permit to be created or to remain undischarged any lien, encumbrance or other charge (arising out of any work done or materials or supplies furnished by any contractor, subcontractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for Tenant) which might be or become a lien or encumbrance or other charge (collectively a "Charge") against or upon the Premises, the Building or any part thereof. If any claim or lien or notice of claim or lien on account of an alleged debt of Tenant or any notice of contract or Charge by a person engaged by Tenant or Tenant's contractor to work on the Premises shall be filed against or upon the Premises, the Building or any part thereof, Tenant shall within twenty (20) business days after demand from Landlord cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such claim or lien or notice of claim or lien or other Charge to be discharged within the period aforesaid, then, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by payment, deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of the same by the claimant and to pay the amount of any judgment in favor of the claimant with interest, costs and allowances. Any amount so paid by Landlord and all interest, costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith shall constitute additional rent payable by Tenant under the Lease and shall be paid by Tenant to Landlord on demand. No work which Landlord permits Tenant to do shall be deemed to be for the immediate use and benefit of Landlord and no mechanics' or other claim, lien or other Charge shall be allowed against the estate, rights, title or interests of Landlord by reason of any consent given by Landlord to Tenant to do work in or about the Premises or provide materials therefor. Prior to commencement of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman (herein collectively called "Contractor"), Tenant shall deliver to the Landlord a signed and acknowledged waiver (or release) of liens from each such Contractor in a form approved by Landlord, and, to the extent permitted by law, Tenant shall at Tenant's expense cause a duly executed and notarized counterpart of any such waiver or release to be recorded in the Office of the Clark County Recorder.

     SECTION 6.06 CONDITION UPON TERMINATION.

     Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In addition, (i) Landlord may require Tenant to remove any telecom and data cabling, or similar installations, (whether or not made with Landlord's consent) by written notice to Tenant within ten (10) business days after the termination of this Lease, and (ii) if at the time Landlord approves any alterations, additions or improvements Landlord notifies Tenant of its obligation to remove such alterations, additions or improvements upon the termination of the Lease Term then Tenant shall remove such alterations, additions or improvements (whether or not made with Landlord's consent) within thirty (30) days after the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

                                    ARTICLE 7
                              DAMAGE OR DESTRUCTION

     SECTION 7.01 PROPERTY DAMAGE.

          (a) If the Premises or any part thereof shall be damaged by fire or other peril, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration, repair or reconstruction of any portion of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such peril) or in the event any Mortgagee shall require that the insurance proceeds payable as a result of a peril be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall, as Landlord's sole obligation, commence and proceed with reasonable diligence to restore the Building Shell to substantially the same condition in which it was immediately prior to the occurrence of the peril to the extent of the insurance proceeds available to Landlord. When the Building Shell has been restored by Landlord, Landlord shall complete the restoration of the Premises, including the reconstruction of all improvements in order to complete the Premises and restore the Premises to the same condition and build-out as prior to the casualty, including all improvements constructed pursuant to Rider No. 1. However, in no event shall Landlord's costs to complete the restoration exceed the insurance proceeds. If Tenant is responsible for such restoration of the Premises, any plans and specifications for such restoration and reconstruction and the contractor retained by Tenant for such restoration and reconstruction shall be subject to the approval of Landlord. Any shortfall between the amount of insurance proceeds and the actual costs of such reconstruction shall be deposited by Tenant prior to the commencement of such reconstruction and, if additional costs occur, immediately upon demand therefor. All insurance proceeds payable pursuant to policies maintained by Tenant pursuant to Section 4.05 shall be applied by Tenant to such reconstruction. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except as set forth in Section 7.02 below. Notwithstanding anything in the Lease to the contrary, Tenant's rights to any insurance proceeds as described in this Section 7.01 shall be subject and subordinate to the rights of First Mortgagee.

          (b) Notwithstanding any provision to the contrary contained in this
Section 7.01, if the Building shall be so damaged that substantial alteration, repair or reconstruction of any portion of the Building shall, in Landlord's sole opinion, be required during the last twelve (12) months of the Lease Term and Tenant has not elected to extend the Lease pursuant to Rider No. 2-Option to Renew Lease, Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the availability of the insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Building Shell, Tenant shall have no right to continue this Lease and all insurance proceeds payable pursuant to policies maintained by Tenant pursuant to Section
4.05 shall be assigned to Landlord (or such other party as may be designated by Landlord), except to the extent such proceeds are attributable to Tenant's income and business contents, trade fixtures, furniture, equipment and personal property. Landlord or Tenant shall notify the other of its election within sixty
(60) days after receipt of notice of the occurrence of the damage.

     SECTION 7.02 REDUCTION OF RENT.

     If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Rent payable during the period commencing as of the date of the casualty and continuing for the period of time, as determined by Landlord, required for Tenant and Landlord to complete the repairs described in this Article Seven, due to such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired as of the date of the casualty as reasonably determined by Landlord. If any casualty is the result of the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, the Rent hereunder shall not be diminished during the repair of such damage. Except for such possible reduction in Rent, Tenant shall not be entitled to any abatement, compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises. In the event this Lease is terminated pursuant to this Article Seven, such termination shall be effective as of the date of the casualty.

     SECTION 7.03 WAIVER.

     Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of this Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any casualty to the Premises.

                                    ARTICLE 8
                                  CONDEMNATION

     SECTION 8.01 CONDEMNATION.

     If the whole or substantially the whole of the Building or the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise or shall be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord reasonably deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation. Tenant reserves the right to claim and receive any relocation benefits from the condemning authority provided such benefits shall not reduce nor diminish any amounts awarded to Landlord.

                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

     SECTION 9.01 LANDLORD'S CONSENT REQUIRED.

     No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, license, transfer, operation of law, or act of Tenant, without Landlord's prior written consent. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership or limited liability company, any cumulative transfer of more than twenty percent (20%) of the partnership interests or membership interest shall require Landlord's consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord's consent. Notwithstanding anything to the contrary contained in this
Section 9, an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant shall not be deemed a transfer under this Article 9, provided that (a) Tenant notifies Landlord of any such assignment or sublease within fifteen (15) days after its effective date and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such "Affiliate," and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" shall mean an entity which is controlled by, controls, or is under common control with Tenant. The term "control" or "controlled" as used in this Article 9 shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or more than fifty percent (50%) of the voting interest in, any entity. In no event shall a transfer, assignment or subletting of all or a portion of the Premises to an Affiliate release Tenant from the payment and performance of its obligations in the Lease, but rather Tenant and its assignee shall be jointly and severally primarily liable for such payment and performance.

     SECTION 9.02 LANDLORD'S ELECTION.

          (a) Tenant's request for consent to any transfer described in Section
9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right in Landlord's sole discretion (a) to withhold consent; (b) to grant consent; or (c) to exercise its rights pursuant to Section 9.02 (b). If Landlord consents to any assignment or sublease and Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion ("Profits"), then Tenant shall pay Landlord, as Additional Rent hereunder, promptly after its receipt, one hundred percent (100%) of such Profits. Notwithstanding anything contained to the contrary in the provisions of the Lease relating to an assignment or subletting by Tenant, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the portion of the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

          (b) In the event that Tenant requests (the "Request Notice") that Landlord consent to any transfer described in Section 9.01 of all or any part of the Premises, in lieu of approving or disapproving such transfer, Landlord shall have the right and option (the "Recapture Option"), exercisable by Landlord giving Tenant written notice within thirty (30) days after Landlord's receipt of the Request Notice, of terminating the Lease with respect to the Premises, or any part thereof, which is the subject of the Request Notice. If Landlord elects to exercise such Recapture Option as to the entire Premises, the Lease shall terminate effective on the thirtieth (30th) day after the date of Landlord's written notice of Landlord's exercise thereof, whereupon the Rent shall be adjusted as of the date of such termination and the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord, except for items which have theretofore accrued and are then unpaid and except for obligations of Tenant which survive the expiration or termination of this Lease. If Landlord elects to exercise such Recapture Option as to only part of the Premises, the Lease shall terminate only as to such portion effective on the thirtieth (30th) day after the date of Landlord's written notice of Landlord's exercise thereof, whereupon the Rent payable under the Lease shall be reduced in the proportion that the Tenant's Rentable Square Feet of the released portion of the Premises bears to the total Tenant's Rentable Square Feet of the Premises immediately prior to the exercise of the Recapture Option. As a result of the exercise of the Recapture Option as to only part of the Premises, Landlord, its successors and assigns, shall also be granted by Tenant, without charge, such rights of access to the remainder of the Premises as were to be given to the proposed transferee and as is reasonable and necessary to permit occupancy of the recaptured portion of the Premises. The Recapture Option shall not be exhausted by any one exercise thereof by Landlord but shall be exercisable from time to time and as often as there is any transfer described in
Section 9.01. The Recapture Option may be exercised by any assignee of Landlord's right, title and interest in the Lease or any other person which at the time of the Request Notice is Landlord under the Lease. If after receipt of the Request Notice, Landlord requests additional or further information which Landlord reasonably requires to consider any transfer described in Section 9.01, Tenant shall deliver such information to Landlord upon Landlord's request therefor and the period for Landlord to exercise the Recapture Option shall be extended by the number of days between Landlord's request for and Landlord's receipt of such additional or further information.

     SECTION 9.03 NO RELEASE OF TENANT.

     No transfer consented to by Landlord, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Upon the occurrence of any default under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against any subtenant or assignee. Upon termination of this Lease, any permitted subtenant shall, at Landlord's option, attorn to Landlord and shall pay all Rent directly to Landlord. Landlord's acceptance of Rent from any other person shall not constitute a waiver of any provision of this Article Nine. Consent to one transfer shall not constitute a consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

     SECTION 9.04 NO MERGER.

     No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

                                   ARTICLE 10
                               DEFAULTS; REMEDIES

     SECTION 10.01 COVENANTS AND CONDITIONS.

     Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     SECTION 10.02 DEFAULTS.

     Landlord and Tenant agree that, unless applicable Laws otherwise provide, the terms of this Lease shall govern any default of Tenant hereunder and any landlord - tenant Laws shall not apply unless and until applicable Laws should subject this Lease to such landlord - tenant Laws. Tenant shall be in material default under this Lease:

          (a) If Tenant abandons, vacates or fails to operate the Premises for thirty (30) consecutive days;

          (b) If Tenant fails to pay Rent or any other charge required to be paid by Tenant, as and when due;

          (c) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within such ten (10) day period and thereafter diligently pursues its completion;

          (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Section (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder;

          (e) Any representation or warranty made by Tenant or by a subtenant or assignee in connection with this Lease shall have been materially false or misleading as of the date such representation or warranty was made; or

          (f) If Tenant fails to take substantial occupancy of the Premises within a reasonable time after the Commencement Date.

     In the event Tenant is in default of the Lease beyond any applicable notice and cure periods, Tenant hereby waives any and all defenses which Tenant may have at law or in equity, it being understood and agreed by Tenant that any such default beyond any applicable notice and cure periods shall preclude Tenant's right to assert such defenses, such defenses therefore being waived.

     SECTION 10.03 REMEDIES.

     On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord, or, if permitted by applicable Law, Landlord shall have the right to effect a lock out of Tenant from the Premises, in which event Tenant hereby releases Landlord from any and all damages including but not limited to damages related to interruption of Tenant's business. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts
(i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent, or such lesser amount as may then be the maximum lawful rate, accruing the date such payments are due until paid. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%);

          (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder. Landlord's election to maintain Tenant's right to possession shall not prejudice Landlord's right, at any time thereafter to terminate Tenant's right to possession and proceed in accordance with Section 10.03(a) above;

          (c) Intentionally omitted; or

          (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada.

          (e) THE PARTIES AGREE THAT IN THE EVENT OF A DEFAULT OF THIS LEASE BY TENANT, DAMAGES INCURRED BY LANDLORD WOULD BE SUBSTANTIAL AND DIFFICULT TO ASCERTAIN AND THAT LANDLORD MAY ELECT AS ITS SOLE REMEDY THE RECEIPT OF MONIES IN THE AMOUNT EQUAL TO THE REMAINING OUTSTANDING BALANCE OF THE LEASE TERM AND ATTORNEYS' FEES AND RELATED COSTS AND EXPENSES TO BE PAID BY TENANT.

     SECTION 10.04 CUMULATIVE REMEDIES.

     Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                   ARTICLE 11
                              PROTECTION OF LENDERS

     SECTION 11.01 SUBORDINATION.

     Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any Mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request modifications to this Lease as a condition to such financing, Tenant will not withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder and do not otherwise materially adversely affect Tenant's rights hereunder. In the event that Tenant should fail to execute any instrument described in this Article Eleven promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Notwithstanding anything in the Lease to the contrary, the prior written consent of the First Mortgagee shall be required as a condition precedent to the subordination of the Lease to any junior/secondary mortgage or deed of trust. If requested by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Mortgagee in such form as approved by Mortgagee. If a monetary fee is a precondition of any Mortgagee for the review of any changes to or to obtain any Mortgagee approved subordination, non-disturbance and attornment agreement, Tenant shall pay this fee to Landlord prior to such Mortgagee undertaking the review of the said document and in no event later than fifteen (15) days after the request by the Tenant for such subordination, non-disturbance and attornment agreement, such fees are payable to Landlord regardless of whether such changes are approved by the Mortgagee. If the required fees are not paid in full by the Tenant, Landlord has no obligation to proceed to obtain the subordination, non-disturbance and attornment agreement.

     SECTION 11.02 ATTORNMENT.

     If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     SECTION 11.03 SIGNING OF DOCUMENTS.

     Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     SECTION 11.04 ESTOPPEL CERTIFICATES.

          (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement substantially in the form attached hereto as Exhibit "D" certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated;
(iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); (v) that the Work (as defined in Rider No. 1) has been substantially completed by Landlord, if Landlord was responsible for the construction of the Work, or stating any items of such Work which are not substantially completed; (vi) that Tenant has occupied the Premises; and (vii) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

          (b) If Tenant does not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. The failure of Tenant to provide such written statement shall constitute a material default under this Lease and Tenant shall be liable for all of Landlord's actual and consequential damages resulting from such failure.

     SECTION 11.05 TENANT'S FINANCIAL CONDITION.

     Within ten (10) business days after written request from Landlord, but no more frequently than annually, Tenant shall deliver to Landlord such financial statements as are required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

                                   ARTICLE 12
                                   LEGAL COSTS

     SECTION 12.01 LEGAL PROCEEDINGS.

     Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action and Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

     SECTION 12.02 LANDLORD'S CONSENT.

     Tenant shall pay Landlord a fee of One Thousand and 00/100 Dollars ($1,000.00) in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent or waiver. In the event any such request requires costs or fees in excess of such amount, Tenant shall reimburse Landlord for Landlord's costs in excess of One Thousand and 00/100 Dollars ($1,000.00).

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION 13.01 NON-DISCRIMINATION.

     Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

     SECTION 13.02 LANDLORD'S LIABILITY.

     As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant agrees that it shall look solely to the estate and the property of Landlord in the land and Building of which the Premises are a part (subject to the prior rights of any Mortgagee in the building) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord or its officers, directors, managers, shareholders, members, employees, contractors, servants and/or agents in the event of any default or breach by Landlord or its officers, directors, managers, shareholders, members, employees, contractors, servants and/or agents with respect to any of the terms, covenants, and conditions of this Lease to be observed or performed by Landlord or any other liability of Landlord or its officers, directors, managers, shareholders, members, employees, contractors, servants and/or agents in connection, directly or indirectly, with this Lease, and no other assets of Landlord or its officers, directors, managers, shareholders, members, employees, contractors, servants and/or agents shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. Notwithstanding any provision to the contrary contained in this Lease, Tenant's exclusive remedies to enforce Landlord's obligations shall be by consent of Landlord or by order of competent jurisdiction and shall not include self-help measures.

     SECTION 13.03 SEVERABILITY.

     A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     SECTION 13.04 INTERPRETATION.

     The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

     SECTION 13.05 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS.

     This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     SECTION 13.06 NOTICES.

     All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to Tenant's Address specified in Section 1.01(s) above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to Landlord's Mailing Address specified in Section 1.01(h) above. Notices deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three
(3) calendar days
after it is so deposited. All other notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.06. Either party may change its notice address upon written notice to the other party.

     SECTION 13.07 WAIVERS.

     All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord, and Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     SECTION 13.08 NO RECORDATION.

     Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "short form" memorandum of this Lease executed by both parties be recorded; provided that, in such event, Tenant hereby covenants and agrees that, upon the expiration or earlier termination of the Lease Term, Tenant will execute and deliver a quitclaim deed to Landlord in form reasonably satisfactory to Landlord, in favor of Landlord, or Landlord's successor in interest releasing and conveying any and all right, title, or interest of Tenant in the Premises, the Building, and the Hughes Airport Center.

     SECTION 13.09 BINDING EFFECT; CHOICE OF LAW.

     This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. This Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

     SECTION 13.10 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY.

     If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership or limited liability company, each person signing this Lease for Tenant represents and warrants that he is a general or limited partner of the partnership or member or manager of the limited liability company, that he has full authority to sign for the partnership or limited liability company and that this Lease binds the partnership or limited liability company and, in the case of a partnership, all general partners or limited partners of the partnership, and in the case of any limited liability company, all members of the limited liability company. Tenant shall give written notice to Landlord of any general partner's or member's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership, certificate of limited partnership or articles of organization. In the event Tenant is other than an individual, concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord a certificate of good standing or its equivalent that confirms that Tenant is duly qualified to do business in the state in which the Premises is located.

     SECTION 13.11 JOINT AND SEVERAL LIABILITY.

     All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     SECTION 13.12 FORCE MAJEURE.

     If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, governmental regulation or restriction and weather conditions.

     SECTION 13.13 EXECUTION OF LEASE.

     This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

     SECTION 13.14 BROKERS AND LEASING AGENTS.

     Landlord represents and warrants to Tenant, and Tenant represents and warrants to Landlord, that no broker, leasing agent or finder has been engaged by it other than Landlord's Broker (if any) specified in Section 1.01(i) and Tenant's Broker (if any) specified in Section 1.01(t) in connection with any of the transactions contemplated by this Lease, or to its knowledge is in any way connected with any of such transactions. Subject to the terms and conditions of a written commission agreement ("Commission Agreement") entered into between Landlord and Tenant's Broker (if any), Landlord shall be responsible for the payment of a commission to Tenant's Broker in accordance with the Commission Agreement. In the event of any claims for brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Lease other than by Landlord's Broker (if any) or Tenant's Broker (if any), Tenant shall indemnify, save harmless and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, save harmless and defend Tenant if such claims shall be based upon any statement, representation or agreement made by Landlord.

     SECTION 13.15 RULES AND REGULATIONS.

     Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is Exhibit "C" attached hereto and incorporated herein by this reference and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

     SECTION 13.16 INTENTIONALLY OMITTED.

     SECTION 13.17 WAIVER OF JURY TRIAL.

     To the extent such waiver is permitted by law, the parties hereto waive trial by jury in any action or proceeding brought in connection with this Lease.

     SECTION 13.18 REAL ESTATE BROKERAGE DISCLOSURES.

     Concurrently with the execution of this Lease, Landlord and Tenant shall execute the Duties Owned by a Nevada Real Estate Licensee form attached hereto as Exhibit "F," and the Confirmation Regarding Real Estate Relationship form attached hereto as Exhibit "G," and, if applicable, Landlord shall cause Landlord's Broker, and Tenant shall cause Tenant's Broker to execute the Confirmation Regarding Real Estate Relationship from attached hereto as Exhibit "G."

     SECTION 13.19 MOLD ADDENDUM.

     Concurrently with the execution of this Lease, Tenant shall execute the Acknowledgement of Mold Addendum attached hereto as Exhibit "H."

     SECTION 13.20 LANDLORD REPRESENTATIONS.

     Landlord represents and warrants that at the time of execution of this
Lease:

     1. Landlord has fee simple title to the Building and the Common Building Areas.

     2.   The Premises are served by gas, electric, water and sewage.

     3. Landlord has full authority to enter into the Lease, and no other person, firm or corporation need join in the execution of the Lease to make the Landlord's execution complete or appropriate.

     4. As of the Commencement Date, the Premises and the improvements thereon will be in compliance with all laws, ordinances and regulations, including all applicable building codes and Title III of the Americans with Disabilities Act of 1990, as amended.

     5. To the best of Landlord's actual knowledge, without the duty to investigate, there are no Hazardous Substances the quantity or quality or use of which would constitute a Reportable Use relating to the Building.

                       (SIGNATURES ON THE FOLLOWING PAGE)

          IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease in the State of Nevada on the day and year first above written and have initialed or signed all Riders which are attached to or incorporated by reference in this Lease.

LANDLORD:                              TENANT:
---------                              -------
LAS VEGAS AIRPORT PROPERTIES LLC,      TRANSACT TECHNOLOGIES INC., a Delaware
a Delaware limited liability company   corporation

By: STOLTZ MANAGEMENT OF DELAWARE,
INC., its Agent


By: /s/ Stephen Lewis                  By: /s/ Steven A. DeMartino
    --------------------------------       -------------------------------------
    Stephen Lewis, Vice President      Print Name: Steven A. DeMartino
                                       Print Title: Executive VP and CFO

                                   EXHIBIT "A"

                             [Depiction of Premises]

                                  EXHIBIT "A-1"

                         [Depiction of Warehouse Space]

                                   EXHIBIT "B"

                           [Legal Description of Site]

Being a portion of HUGHES AIRPORT CENTER UNIT NO. 2, as shown on plat thereof of file in the Clark County Recorder's Office, Clark County, Nevada, as Page 68 of Book 35 of Plats, lying within the North Half (N 1/2) of Section 3, Township 22 South, Range 61 East, M.D.M. described as follows:

COMMENCING at the Northeast corner of said Section 3; thence South 00(Degree)24'14" East along the East line thereof, 2,010.32 feet to the Southeast corner of said Unit No. 2, said point being on the Northerly line of the Union Pacific Railroad right-of-way (100.00 feet in width); thence North 73(Degree)29'08" West along said right-of-way line, 1,035.18 feet to the TRUE POINT OF BEGINNING; thence continuing North 73(Degree)29'08" West along said line, 318.72 feet to a point on the East line of Paradise Road (80.00 feet in width); thence North 00(Degree)07'28" West along said line, 416.97 feet to a point on a tangent curve, concave to the Southeast, having a radius of 30.00 feet; thence along said curve to the right through a central angle of 90(Degree)00'00" an arc distance of 47.12 feet; thence North 89(Degree)52'32" East, 264.90 feet to a point on a tangent curve, concave to the South, having a radius of 270.00 feet; thence along said curve to the right, through a central angle of 10(Degree)46'30", an arc distance of 50.78 feet; thence South 00(Degree)27'28" East, 116.61 feet; thence South 89(Degree)52'32" West, 40.00 feet; thence South 00(Degree)27'28" East, 416.86 feet to the TRUE POINT OF BEGINNING.

Continuing 3.5586 acres, more or less.

The above described parcel is subject to a railroad drill line easement over and across the Southerly 20.00 feet.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

I.   EXTERIOR

(a)  Signage

     (i) Approval: No sign, placard, picture, advertisement, name, or notice shall be installed or displayed and visible from any part of the outside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows, and walls shall be printed, painted, affixed, or inscribed at the expense of the Tenant, using materials, style and a format approved by Landlord.

     (ii) Common Areas: Tenant shall not do any painting or marking on the exterior of the Building or the Building Common Areas, including without limitation, marking of parking spaces.

     (iii) Limitations: All signs must be consistent with the signage and graphics program adopted by the Architectural Control Committee. No sign or other contrivance shall be permitted which rotates, gyrates, blinks, or moves in any fashion. No sign shall extend above the top of a building or be placed on the roof of any building. Signs attached to a building shall be flushed mounted. No signs shall be painted on a building. A sign is deemed to be the use of any words, numerals, figures, devices, designs, trademarks, or other symbol in order to communicate.

(b) Window Coverings: Window coverings must be approved by Landlord, whose approval shall not be unreasonably withheld. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions, doors, or windows that may be visible from outside the Premises.

(c) Roof Access: No tenant, employee, invitee, contractor, or agent of any tenant, or any other person, shall go upon the roof of the Building, without the approval of Landlord.

(d)  Common Areas

     (i) Obstruction: Tenant shall not obstruct any sidewalks, hallways, passages, exits, entrances, elevators, escalators, or stairways of the Building.

     (ii) Access: The halls, passages, exits, entrances, elevators, and/or escalators are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of the Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

(e) Exterior Communication Equipment: Unless approved by Landlord, Tenant shall not install any radio or television antenna, microwave dish, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

(f)  Trash Areas

     (i) Storage: Tenant shall store all its trash and garbage within its trash box, within its designated trash area. Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     (ii) Containment: Tenant shall dispose of refuse in a manner that prevents littering and dispersing of refuse by wind.

     (iii) Timely Disposal: All refuse shall be disposed of in a timely manner.

     (iv) Latching: Tenant shall latch all trash area doors at all times.

     (v) Visibility and Sanitation: Tenant shall keep trash, garbage, or other waste in sanitary containers. Tenant shall keep all equipment for the storage or disposal of such materials in a clean and sanitary condition and shall ensure that such equipment is enclosed so as not to be visible from any public street or from any other part of the office/ industrial center in which the Premises are located (the "Center"). Tenant shall arrange for the regular removal of all such waste at such Tenant's sole cost and expense.

(g) Outside Storage: Tenant shall maintain exterior loading docks and bay areas in a neat and clean manner. Permanent outside storage of pallets, packing crates, barrels, etc. is prohibited. Tenant shall dispose of refuse in a manner that prevents littering and dispersing of refuse by wind.

(h)  Outside Activity

     (i) Vehicles: Washing, waxing, cleaning, or servicing of any vehicle by anyone is prohibited.

     (ii) Operations: Except for loading, unloading and parking, all operations and business activities shall be carried on within fully enclosed buildings and no outside operations shall be permitted. No equipment, machinery, material, junk, debris, or similar matter shall by placed, stored, or kept outside of any building in the Center.

II.  INTERIOR

(a) Communications: If Tenant requires telegraphic, telephonic, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

(b) Physical Security: Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked during non-business hours or as required by law, and other means of entry to the Premises closed.

(c) Temperature Control: Without the consent of Landlord, Tenant shall not use any method of heating, including but not limited to space heaters, or air-conditioning other than that supplied by Landlord.

(d) Utility Conservation: Tenant shall not waste electricity, water, or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws, or regulations of which Tenant has actual notice, and shall refrain form attempting to adjust controls other than room thermostats installed for Tenant's use.

(e) Plumbing Fixtures: The toilet rooms, toilet urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(f) Alterations: Tenant shall not cut or bore holes for wires without Landlord's approval. Tenant shall not affix any floor coverings to the floor of the Premises in any manner except as approved by Landlord.

(g) Hazardous Materials: Tenant shall comply with all applicable regulations, laws, and standards, including, but not limited, to OSHA rules and regulations, if the Premises contain any flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.

(h) Use of Space: The Premises shall not be used for the storage of merchandise held for sale to the general public except to the extent incidental to Tenant's use of the Premises, or for lodging, nor shall the Premises be used for any improper, immoral, or objectionable purpose.

III. PARKING

(a) Traffic Rules and Speed Limit: All directional signs and arrows must be observed. The speed limit shall be 5 miles per hour.

(b) Parking: Parking is prohibited: (a) in areas not striped for parking, (b) in aisles, (c) where "no parking" signs are posted, (d) on ramps, (e) in cross hatched areas, and (f) in such other areas as may be designated by Landlord as reserved for the exclusive use of others. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulations.

(c) Enforcement: Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking areas as it deems necessary for the operation of the parking areas. Landlord may refuse to permit any person who violates the within rules to park in the parking areas, and any violation of the rules shall subject the car to removal without notice.

(d) Designated Areas: Tenant shall not park its vehicles in any parking areas designated for parking by visitors to the Building. Tenant shall not park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles, or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

(e) Tenant and Tenant's invitees and guests shall not use more than the parking spaces allocated to Tenant pursuant to Section 1.04 of this Lease. In the event Tenant uses more than the number of spaces allocated to Tenant, Landlord shall have the right to charge Tenant as Additional Rent the sum of twenty-five dollars ($25) per day for each additional space utilized by Tenant or Tenant's guests and invitees. Such amount shall be paid to Landlord immediately upon written demand by Landlord.

IV.  LOCKS & KEYS

(a) General: Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises provided, however, that Landlord shall not be entitled to possess keys to any safes, files, vaults, safe deposit boxes, or keys to the Premises. Without Landlord's consent, Tenant shall not make or have made additional keys not furnished by Landlord. Unless Landlord otherwise agrees, Tenant shall not alter any lock or install a new additional lock or bolt on any door in its Premises.

(b) Return of Keys: Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors to Premises, and in the event of loss of any keys shall pay Landlord therefor.

V.   GENERAL

(a)  Nuisance

     (i) General: Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     (ii) Intoxication: Landlord reserves the right to exclude or expel from the Center any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Center.

(b)  Solicitation

     (i) General: Canvassing, soliciting, and peddling in the Center are prohibited. Unless otherwise approved by Landlord, Tenant shall not sell, or permit the sale of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenants shall not make any room-to-room solicitation of business from other tenants in the Building or in the Center. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's lease.

     (ii) Flyers: No distribution, leafletting, broadcasting, posting, or other dissemination of handbills, streamers, circulars, flyers, or other promotional or advertising materials whatsoever shall be permitted at any time in the Development.

(c)  Food Preparation

     (i) General Prohibition: No cooking shall be done or permitted by any tenant (except as permitted in these Rules and Regulations).

     (ii) Coffee and Microwave: Use by Tenant of equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, and regulations.

(d) Use of Center Name: Without the written consent of Landlord, Tenant shall not use the name of the Building or Center in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

(e) Fire: Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency. Landlord has the right to evacuate the Center in the event Landlord determines that a potential or actual emergency or other potentially dangerous condition exits.

(f) Tenant Security: Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked during non-business hours or as required by law, and other means of entry to the Premises closed.

(g) Reporting of Repair Needs: Tenant shall comply with the system reasonably established by Landlord from time to time for Tenant to report cleaning, maintenance, and repair, or other work that is required under the Lease.

(h) Address: Landlord reserves the right, exercisable without liability to Tenant, to change the name and street address of the Building.

     (i)  Tenant/Landlord Rights

     (i) Waive/Reinstate: Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     (ii) New Rules: Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional Rules and Regulations that are adopted.

     (iii) Observance of Rules: Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees and agents.

(j) Tenant's employees: Tenant shall provide to Landlord on each anniversary of the Commencement Date or at any time within fifteen (15) days of Landlord's written request an accurate list of all of Tenant's employees working at the Premises.

                                   EXHIBIT "D"

                              ESTOPPEL CERTIFICATE

                        STATEMENT OF TENANT IN RE: LEASE

                             Date:_________________

________________________

________________________

________________________

________________________

Re: 6700 Paradise Road
    Suite #D
    Las Vegas, NV  89119

Gentlemen:

     It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

     The undersigned, as Tenant, under that certain lease dated
__________________, made with LAS VEGAS AIRPORT PROPERTIES LLC, as Landlord, hereby ratifies the said lease and certifies that:

1. the undersigned has entered into occupancy of the premises described in said lease on _________________; and

2. the undersigned is presently open and conducting business with the public in the premises; and

3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment and that the premises are being operated in accordance with all Applicable Requirements, zoning ordinances and building codes; and

4. the minimum rental in the monthly amount of $ __________________ was payable from the date of occupancy; and

5. that said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except by _________________, and neither party thereto is in default thereunder; and

6. that the same represents the entire agreement between the parties as to this leasing; and

7.   that the term of said lease expires on ________________; and

8. that all conditions under said lease to be performed by the Landlord have been satisfied, including, but without limitation, all co-tenancy requirements thereunder; and

9. all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; and

10. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Landlord; and

11. that no rental has been paid in advance and a security in the amount of $_____________ (or no security) has been deposited with Landlord; and

12.  that Tenant's floor area is ________________ square feet; and

13. that Tenant is in financial condition that will enable Tenant to comply with the Lease; and

14.  that rental for ________________, 200_ has been paid.

Any capitalized but undefined terms contained herein shall have the same meaning as set forth in the lease.

                                        Very truly yours,


                                        ----------------------------------------
                                        Transact Technologies Inc.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT "E"

                             COMMENCEMENT MEMORANDUM

TRANSACT TECHNOLOGIES INC.
6700 Paradise Road
Suite D
Las Vegas, Nevada 89119

Re: 6700 Paradise Road
    Suite D
    Las Vegas, Nevada 89119

Dear ___________________:

     With reference to that certain lease (the "Lease"), dated _____________, 2004, between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company ("Landlord"), and TRANSACT TECHNOLOGIES INC., a Delaware corporation ("Tenant"), you are hereby notified of the following. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

1. The Commencement Date of the Lease was __________________________, and the Lease will expire at midnight _____________, 200_, if not extended or renewed or terminated earlier pursuant to the Lease.

2. The Premises consist of _______________ (______) square feet of Rentable Square Feet.

3. The prorated amount of Base Rent and Additional Rent for Operating Costs for the partial month of ______________ is $_______________ and $ ______________,
respectively.

4. The amount of Base Rent and Additional Rent for Operating Costs for the first full month is $_______________ and $ _____________, respectively.

5. Pursuant to Paragraph/Article/Section/Subsection/Exhibit ____________________ of the Lease, you have the right to renew the term of the Lease for one (1) additional term of ______________ (___) years. The Second Lease Term shall commence on __________________, 200_, provided Tenant gives Landlord written notice on or before ______________, 200_ in accordance with the terms of the Lease.

                                        Very truly yours,

                                        By: STOLTZ MANAGEMENT OF
Acknowledged and agreed to by           DELAWARE, INC., its Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Print Name:
            -------------------------
Print Title:
             ------------------------

                                   EXHIBIT "F"

                  DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

             This form does not constitute a contract for services.

In Nevada, a real estate licensee can (1) act for only one party to a real estate transaction, (2) act for more than one party to a real estate transaction with written consent of each party, or (3) if licensed as a broker, assign different licensees affiliated with the broker's company to separate parties to a real estate transaction. A licensee, acting as an agent, must act in one of these capacities in every real estate transaction. IF THIS FORM IS USED FOR A LEASE, THE TERM SELLER SHALL MEAN LANDLORD/LESSOR AND THE TERM BUYER SHALL MEAN TENANT/LESSEE.

          LICENSEE: The licensee in the real estate transaction is KIRT H. KLAHOLZ ("Licensee") whose license number is 45856. The licensee is acting for the Landlord/Lessor.

BROKER: The broker in the real estate transaction is PHILA M. BRESNAHAN
        ("Broker"), and the company is STOLTZ REALTY OF DELAWARE INC., ("Company").

A NEVADA REAL ESTATE LICENSEE IN A REAL ESTATE TRANSACTION SHALL:

1. Disclose to each party to the real estate transaction as soon as is practicable:

     a) Any material and relevant facts, data or information which Licensee knows, or which by the exercise of reasonable care and diligence licensee should have known, relating to the property which is the subject of the real estate transaction.

     b) Each source from which Licensee will receive compensation as a result of the transaction.

     c) That Licensee is a principal to the transaction or has an interest in a principal to the transaction.

     d) Any changes in Licensee's relationship to a party to the real estate transaction.

          Disclose, if applicable, that Licensee is acting for more than one party to the transaction. Upon making such a disclosure the Licensee must obtain the written consent of each party to the transaction for whom Licensee is acting before Licensee may continue to act in Licensee's capacity as an agent. Exercise reasonable skill and care with respect to all parties to the real estate transaction. Provide this form to each party to the real estate transaction.

2. Not disclose, except to the Broker, confidential information relating to a client.

3. Exercise reasonable skill and care to carry out the terms of the brokerage agreement and to carry out Licensee's duties pursuant to the terms of the brokerage agreement.

4. Not disclose confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless Licensee is required to do so by order of the court. Confidential information includes, but is not limited to the client's motivation to purchase, sell or trade and other information of a personal nature.

5.   Promote the interest of his client by:

     a) Seeking a sale, lease or property at the price and terms stated in the brokerage agreement or at a price acceptable to the client.

     b) Presenting all offers made to or by the client as soon as is practicable.

     c) Disclosing material facts of which the licensee has knowledge concerning the transaction.

     d) Advising the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee.

     e) Accounting for all money and property Licensee receives (in which the client may have an interest) as soon as is practicable.

6. Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.

7. Abide by all duties, responsibilities and obligations required of Licensee in chapters 119, 119A,119B,645, 645A. and 645C of the NRS.

I/WE ACKNOWLEDGE RECEIPT OF COPY OF THIS LIST OF LICENSEE DUTIES, AND HAVE READ AND UNDERSTAND THIS DISCLOSURE.

Landlord:                                Tenant:
---------                                -------
LAS VEGAS AIRPORT PROPERTIES LLC,        TRANSACT TECHNOLOGIES INC., a
a Delaware limited liability company     Delaware corporation

By Stoltz Management of Delaware, Inc.,
its Agent                                By:
                                             -----------------------------------

By:                                      Its:
    -----------------------------------       ----------------------------------
    Stephen Lewis, Vice President
                                         Print Name:
                                                     ---------------------------
Date:                                    Date:
      ---------------------------------        ---------------------------------

                                   EXHIBIT "G"

              CONFIRMATION REGARDING REAL ESTATE AGENT RELATIONSHIP

              This form does not constitute a contract for services

PROPERTY ADDRESS: 6700 PARADISE ROAD, SUITE D, LAS VEGAS, NEVADA 89119

In the event any party to the real estate transaction is also represented by another licensee who is affiliated with the same Company, the Broker may assign a licensee to act for each party, respectively. As set forth within the Duties Owed form, no confidential information will be disclosed. This is NOT such a transaction.

I/WE CONFIRM THE DUTIES OF A REAL ESTATE LICENSEE OF WHICH HAS BEEN PRESENTED AND EXPLAINED TO ME/US.

MY/OUR REPRESENTATIVE'S RELATIONSHIP IS:

STOLTZ REALTY OF DELAWARE INC., IS THE AGENT OF THE LANDLORD/LESSOR - EXCLUSIVELY, and

KIRT H. KLAHOLZ is the AGENT OF THE LANDLORD/LESSOR EXCLUSIVELY.

     1) IF LICENSEE IS ACTING FOR MORE THAN ONE PARTY IN THIS TRANSACTION, you will be provided a Consent to Act form for your review, consideration and approval or rejection. A licensee can legally represent both the Landlord/Lessor and Tenant/Lessee in a transaction, but ONLY with the knowledge and written consent of BOTH the Landlord/Lessor and Tenant/Lessee.

     2) A licensee who is acting for the Landlord/Lessor exclusively, is not representing the Tenant/Lessee and has no duty to advocate or negotiate for the Tenant/Lessee.

     3) A licensee who is acting for the Tenant/Lessee exclusively, is not representing the Landlord/Lessor and has no duty to advocate or negotiate for the Landlord/Lessor.

Stoltz Realty of Delaware, Inc.
Landlord's Agent Company


By: KIRT H. KLAHOLZ
    -----------------------------------
Licensed Real Estate Agent

-------------   -------------
Date            Time

Landlord:                                 Tenant:
---------                                 -------
LAS VEGAS AIRPORT PROPERTIES LLC,         TRANSACT TECHNOLOGIES INC., a
a Delaware limited liability company      Delaware corporation

By Stoltz Management of Delaware, Inc.,
its Agent                                 By:
                                              ----------------------------------


By:                                       Its:
    -----------------------------------        ---------------------------------
    Stephen Lewis, Vice President
                                          Print Name:
                                                      --------------------------

Date:                                     Date:
      ---------------------------------         --------------------------------

                                   EXHBIT "H"
                            MOLD AND MILDEW ADDENDUM

     This Mold and Mildew Addendum ("Addendum") date this ______ day of ________, 2004, is hereby incorporated by reference into the Industrial Real Estate Lease of even date herewith (the "Lease") by and between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company ("Landlord") and TRANSACT TECHNOLOGIES INC., a Delaware corporation ("Tenant") for space at 6700 Paradise Road, Suite D, Las Vegas, Nevada 89119 (the "Premises") and is made a part thereof as is fully set forth therein.

                               PURPOSE OF ADDENDUM

     It is the goal of this Addendum to provide sufficient information and instructions to enable the parties to protect the quality of the environment of the Premises from the affect of mildew in its various forms. It is also the goal of this Addendum to clearly set forth the responsibilities of each of the parties to the Lease.

                               INFORMATION ON MOLD

     Mold is found everywhere in the environment, both indoors and outdoors. In fact, mold is a significant portion of the earth's bio-mass. Without mold, dead organic material would rapidly accumulate in the environment. If that were to occur, life as we know it would be impossible to sustain. Therefore, mold is both natural and an essential part of the earth's biology.

     Mold is especially effective in digesting cellulose materials such as wood, leaves, grass, drywall, paper and dust. Part of what mold does is to break these complex materials down to simpler substances that can be easily recycled back into the eco-system.

     Once mold has completed the process of eating by breaking down the complex materials into digestible substances, its next purpose is to reproduce. As part of the reproductive cycle, mold produces tiny airborne reproductives that are called "spores". Mold spores are literally everywhere in our environment. The are found in the air throughout the year. The number of spores in the environment swell in the warm, humid months of summer. It is physically impossible to remove mold spores from the air without special filtration equipment.

     Experts are not in agreement as to the cause, but it appears that more people are now developing sensitivities to airborne pollens, mold spores, dust and animal dander than has been historically been seen. Some people are affected by mold spores in relatively benign ways such as watery eyes or a runny nose. Other people can become seriously ill from exposure to mold, its spores and/or toxins. Mold is unlike other environmentally dangerous substances such as leaf that can be objectively measured to determine dangerous levels. Molds' impact varies tremendously from person to person. If you listen to the daily weather reports, mold and pollens are often noted, as measured by so many parts per volume of air. The higher the number of mold spores, the greater the number of people that may be affected.

     Why is mold such a complex health issue when it is a naturally occurring life form which is found almost everywhere? Mold produces not only spores but also produces a by-product which are generically described as "toxins". Each form of mold competes for food and survival with other life forms such as bacteria and other molds. In an effort to defend itself from its enemies, mold produces toxins that kill bacteria and other forms of mold. We are all familiar with penicillin, a mold toxin, and its ability to kill bacteria. Unfortunately, mold toxins can cause medical problems, even death for those people sensitive to mold by-products.

     Mold must eat to survive. We now know that various forms of mold can digest drywall, paper, hair, dust and soap scum. Just about anything organic in your Premises can be directed by mold. Two critical must be present for mold to grow. The most important factor other than food to the growth of mold is water. Without water, either in the form of liquid or humidity in the air, most cannot live and grow. Mold growth rate when food and water are abundant increases when the ambient temperature rises. Hot and humid weather is ideal for mold growth.

     We now know something about "molds" life processes and its function in the environment. We also know that mold must have food, water and warm temperatures to survive. With this knowledge we can take the necessary steps to keep mold where it belongs; outside your premises.

                           EFFECTIVELY PREVENTING MOLD

     The most effective way to prevent mold is to focus on what it needs to survive and thrive. Water is the most important factor for mold growth inside buildings. If you can effectively remove sources of water then mold growth will be prevented. As a Tenant, you must be especially alert and on guard whenever there is a water leak. Plumbing leaks, roof leaks, foundation leaks or any other source of water that penetrates into the Premises MUST be reported, IN WRITING, to the Landlord. You are obligated to report, in writing, as soon as possible, any defective condition in the Premises that comes to your attention and that you believe is the duty of the Landlord to repair. Failure to make such a report in writing is a break of the Lease and this Addendum. A prompt report in writing will give the Landlord the opportunity to repair the water penetration promptly and thereby prevent the growth of mold.

     Humidity is another source of water. Mold will like off the humidity in the air when it condenses on any cold surface. When the humidity level in the air reaches 60% and temperatures are above 80 degrees Fahrenheit, mold activity will increase. At relative humidity of 90% and temperatures about 90 degrees Fahrenheit mold growth and resulting reproduction will dramatically increase.

     When relative humidity is 60% or higher and temperatures are 80 degrees Fahrenheit or higher, Tenant is required by the terms of this Addendum and the Lease to use its air conditioner to remove excessive humidity and thereby thwart mold growth, whenever the outside temperature is 90 degrees Fahrenheit and the outside relative humidity is 80% or higher. Ideally, you should keep humidity levels within the Premises at less than 60%. In the event there is a bathroom(s) within the Premises, regular mopping and/or vacuuming is required as well as removing any standing water on the Premises.

     It is also important that you keep your Premises clean to deny mold potential food sources. It is you responsibility to remove standing water whenever you see it standing on the windowsills, frames or walls. You must remove the water and make sure that you let things properly dry out.

     If you become aware of any excessive mold growth, especially on walls and ceilings, you must immediately notify the Landlord in writing so that it can examine the growth, determine the cause of the growth and effect proper repairs. Again, Tenant is required by this Addendum and the Lease to give Landlord this notice as soon as it is possible.

                                 ACKNOWLEDGEMENT

     The Tenant acknowledges by signing this Addendum that they have read and understand this Addendum. The Tenant acknowledges that it is necessary to make use of appropriate climate controls to keep humidity below 60%. Tenant further acknowledges that they have a duty to keep the Premises clean and take measures to retard and prevent mold from accumulating in the Premises. Tenant agrees to remove visible moisture accumulations on windows , walls and other surfaces. Tenant agrees not to block or cover any heating ventilation or air conditioning ducts in the Premises and to take measures to retard and prevent mold from accumulating in and on the surfaces of moisture in the Premises. Tenant also agrees to immediately report to Landlord (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold or mildew-like growth that cannot be removed by simply applying a common household cleaner and wiping the area; (iii) any failure or malfunction in the heating, ventilation or air-conditioning system in the Premises; and (iv) any inoperable doors or windows. Tenant further agrees that Tenant shall be responsible for damage to the Premises as well as injury to employees and occupants resulting from Tenant's failure to comply with the terms of this Addendum.

     A default under the terms of this Addendum shall be deemed a material default under the terms of the Lease, and Landlord shall be entitled to exercise all rights and remedies at law. Except as specifically stated herein, all other terms and conditions of the Lease shall remain unchanged. In the event of any conflict between the terms of this Addendum and the terms of the Lease, the terms of the Addendum shall control. Any term that is capitalized but not defined in this Addendum that is capitalized and defined in the Lease shall have the same meaning for purposes of this Addendum as it has for the purpose of the Lease.

TENANT:

TRANSACT TECHNOLOGIES INC., a
Delaware corporation


By:
    -------------------------

Its:
     ------------------------

Print Name:
            -----------------

                            RIDER NO. 1 - WORK LETTER

          THIS RIDER NO. 1 is attached to and made part of that certain lease dated _________________________, 2004 between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company, as Landlord, and TRANSACT TECHNOLOGIES INC., a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provision of the Lease.

          R-1. Description of Improvements. Subject to Paragraph R-6 of this Work Letter, Landlord shall, at Landlord's expense, construct certain improvements on or about the Premises (the "Work") in accordance with those plans and specifications attached hereto as Schedule 1 and incorporated herein by this reference. Tenant hereby approves the plans and specifications attached as Schedule 1.

          R-2. Preliminary Plans. If the plans and specifications referenced in
Schedule 1 are final plans and specifications, such final plans and specifications are hereinafter referred to as the "Final Plans," and the remainder of this Paragraph shall be inoperative. If the plans and specifications referenced in Schedule 1 are preliminary plans, Landlord shall prepare final working drawings and outlined specifications for the Work and submit such plans and specifications to Tenant for its approval as soon as reasonably possible after execution of the Lease. Tenant shall approve or disapprove such drawings and specifications within ten (10) business days after receipt from Landlord. Tenant shall have the right to disapprove such drawings and specifications only if they materially differ from the plans and specifications attached hereto. If Tenant disapproves such drawings and specifications, Landlord and Tenant shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. If the parties are unable to agree upon the final working drawings and specifications for the Work within ten (10) business days, Landlord may terminate this Lease upon ten (10) days prior written notice to Tenant, in which case neither Landlord nor Tenant shall have further liability to the other. Final working drawings and specifications prepared in accordance with this Paragraph R-2 and approved by Landlord and Tenant are hereinafter referred to as the "Final Plans."

          R-3. Completion of Work and Commencement Date. Landlord and Tenant agree that the Commencement Date shall be the earlier of the dates set forth in
Section 1.01(c) of the Lease, subject to Section 2.02 of the Lease. The Work shall be deemed "substantially completed" in accordance with the definition set forth in Section 2.02(b) of the Lease.

          R-4. Changes. Landlord's obligation to prepare the Premises for Tenant's occupancy is limited to the completion of the Work set forth in the plans and specifications attached hereto as Schedule 1 or in the Final Plans. Landlord shall not be required to furnish, construct or install any items not shown thereon. If Tenant, however, requests in writing any change, addition or alteration ("Changes") in such plans and specifications or in the construction of the Work, and, if Landlord approves the proposed Changes, Landlord shall notify Tenant of the cost to perform the Changes and Tenant shall pay to Landlord such cost to perform such Changes plus an amount equal to twenty percent (20%) of such cost before Landlord shall perform the Changes. Any delay caused by Tenant's request for any Changes or from the construction of any Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such Changes. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration of the Lease Term.

          R-5. Cost of Work. As used herein, cost of the Work shall mean all the costs and charges incurred by Landlord to construct the Work, including, without limitation, (i) the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord in having the Work constructed in accordance with the Final Plans, (ii) Governmental agency plan check, permit and other fees (including, without limitation, Title 24 fees) and sales and use taxes, (iii) testing and inspection costs, (iv) any paint touch-up or repair work necessary due to Tenant's move into the Premises, (v) architectural and engineering fees, (vi) costs of supervising the Work and (vii) all other costs expended or to be expended by Landlord in the construction of the Work including those reasonable costs incurred by Landlord for construction of elements of the Work in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction has been performed for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics. Examples of such construction would include the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems outside of the core area of the Building, wall construction, column enclosures, and painting outside of the core of the Building, ceiling hangar wires and window treatment.

          R-6. Allowance for Cost of Work. In the event the cost of the Work being constructed pursuant to the Final Plans exceeds Sixty Eight Thousand Three Hundred Ten and 00/100 Dollars ($68,310.00) ("Allowance"), Tenant shall pay to Landlord the cost of the Work in excess of the Allowance (the "Excess Cost") as provided herein. The Excess Cost shall be paid to Landlord in cash prior to the commencement of construction of the Work unless otherwise agreed by the parties. In the event the total cost of the Work is less than the Allowance, such remaining balance of the Allowance shall revert to Landlord and Tenant shall have no right to (i) receive the remaining balance of the Allowance, or (ii) receive a reduction of rent or rent credit in any manner or form, or (iii) use the remaining balance of the Allowance for additional tenant improvements. Any delay caused by Tenant's failure to timely pay an Excess Cost or any cost Tenant is responsible for paying resulting from Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such delay.

          R-7. Tenant's Representative. Tenant has designated Jon Berkley as its sole representative with respect to the matters set forth in this Rider, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Rider.

          R-8. Landlord's Representative. Landlord has designated Kirt Klaholz as its sole representative with respect to the matters set forth in this Rider, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Rider.

          R-9. Other Delays. Any delay in the construction of the Work caused by
(i) Tenant's request for materials, finishes or installations other than the standard materials, finishes, or installations provided by Landlord from time to time in its sole discretion, or (ii) any other delay requested or caused by Tenant shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for the matters set forth in (i) and (ii) above.

Landlord's initials ____________   Tenant's initials __________

                                   SCHEDULE I
                                       TO
                                   WORK LETTER
                                PRELIMINARY PLANS

     The Preliminary Plans are those preliminary space plans prepared by ____________________________, dated ______________ 2004, and approved by Tenant on _____________________, 2004.

                       RIDER NO. 2 - OPTION TO RENEW LEASE

          THIS RIDER NO. 2 is attached to and made a part of that certain lease dated _______________________, 2004, between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company, as Landlord, and TRANSACT TECHNOLOGIES INC., a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

          R-1. Option. Provided that Tenant is not in default of this Lease at the time of the exercise of the Option to Renew Lease (as defined below) or at the expiration of the initial term of this Lease, and further provided that Tenant has not assigned the Lease or sublet greater than twenty-five percent (25%) of the Premises, the Tenant shall have one and only one option to renew and extend this Lease (the "Option to Renew Lease") for one term of five (5) years (the "Renewal Term"), upon written notice to the Landlord delivered not less than nine (9) months before the expiration of the initial Lease Term. Upon the delivery of such notice by Tenant and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document; provided, however, that each party agrees to execute and deliver such further instruments or documents as the other party may reasonably request to memorialize or acknowledge the exercise of the Option to Renew Lease. The Renewal Term shall commence upon the expiration of the initial term of this Lease, shall expire upon the anniversary of such date five (5) years thereafter, and be upon the same terms, covenants and conditions as provided in this Lease for the initial Lease Term, except that the Base Rent shall be ninety-five percent (95%) of the then prevailing fair market rental rate as of the commencement of the Renewal Term, with increases during the Renewal Term as provided in Section 3.02 of the Lease. Tenant shall only be able to exercise the Option to Renew Lease as to all of the Premises.

          R-2. Intentionally Omitted.

          R-3. Rent. The prevailing fair market rental rate shall be the then going rate for comparable space at Hughes Airport Center. Landlord shall notify Tenant of Landlord's good faith determination of prevailing fair market rental no later than ten (10) business days after Tenant's exercise of the Option to Renew Lease. No later than ten (10) business days after Landlord notifies Tenant of the prevailing fair market rental, Tenant shall notify Landlord whether Tenant accepts Landlord's determination. If Tenant does not agree, Tenant may, within ten (10) business days of Landlord's notice, rescind its exercise of the Option to Renew and the Lease shall terminate on expiration of the initial Lease Term. If the Tenant does not so notify Landlord, Tenant and Landlord shall proceed pursuant to paragraph R-4 hereof.

          R-4. Objection to Landlord's Determination. In the event Tenant timely objects to the fair market rental rate submitted by Landlord, Landlord and Tenant shall attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following Tenant's notice that Tenant does not accept Landlord's determination of the prevailing fair market rental rate, then each party shall submit a new determination of prevailing fair market rental rate to appraisal in accordance with Paragraph R-5 below.

          R-5. Appraisal. Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Las Vegas area. The determination of the appraisers shall be limited to solely the issue of whether Landlord's or Tenant's submitted fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of Paragraph R-3 above and this Paragraph R-5 regarding the same. Such decision shall be based upon the projected prevailing fair market rental rate as of the commencement date of the Renewal Term. Each such appraiser shall be appointed within the fifteen (15) day period after Tenant's notice that Tenant does not accept Landlord's determination.

               (i) The two (2) appraisers so appointed shall within fifteen (15) days of the date of appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualifications of the initial two (2) appraisers.

               (ii) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted fair market rental rate, and shall notify Landlord and Tenant thereof.

               (iii) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Paragraph R-5 hereinabove, the appraiser appointed by one of them shall reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

               (iv) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but based up on the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted fair market rental rate).

               (v) The cost of the appraisal (or arbitration if required pursuant to Paragraph R-5(iv) shall be paid by the party whose submitted fair market rental rate is not accepted.

          R-6. Notwithstanding the fair market rental rate for the Premises, in no event shall the Base Rent as of the commencement of the Renewal Term be less than the Base Rent payable by Tenant during the last month of the initial Term of the Lease. The Base Rent shall be increased during the Renewal Term as provided in Section 3.02 of the Lease.

     Landlord's initials _________   Tenant's initials __________

                       RIDER NO. 3 - INTENTIONALLY OMITTED

                   RIDER NO. 4 - RIGHT OF FIRST OFFER TO LEASE

          THIS RIDER NO. 4 is attached to and made a part of that certain lease dated ________________, 2004, by and between LAS VEGAS AIRPORT PROPERTIES LLC, a Delaware limited liability company, as Landlord, and TRANSACT TECHNOLOGIES INC., a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

          R-1. Right of First Offer to Lease. During the initial Lease Term, Tenant shall have a right of first offer to Lease for contiguous rentable space adjacent to the Premises and located on same floor as the Premises (the "First Offer Space"). Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to each such particular First Offer Space, and the first lease pertaining to each such First Offer Space entered into by Landlord after the date of this Lease (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Rider No. 4. Tenant's right of first offer shall only be in effect during the initial Lease Term. Tenant shall have no Right of First Offer to Lease during any Renewal Term.

          R-2. Procedure. Landlord shall notify Tenant from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. Landlord shall notify Tenant of the availability of and offer to lease to Tenant First Offer Space by delivery to Tenant of a notice (the "First Offer Space Option Notice"), which shall (i) describe the specific First Offer Space, (ii) an initial determination of the amount of the Rent proposed by Landlord for such First Offer Space, (iii) disclose the then existing state of improvements and condition of such space, (iv) set forth the approximate date Tenant would be entitled to take possession of such space. Tenant shall have thirty (30) days from receipt of the First Offer Space Option Notice to accept or reject the offer for all of such First Offer Space on, and only on, the terms contained in the First Offer Space Option Notice. Tenant may exercise its right only as to all of any First Offer Space offered to Tenant. Any attempt to exercise its offer to less than all of any First Offer Space offered to Tenant shall be null and void. If Tenant accepts the offer, such space shall become part of the Premises and Tenant shall be bound with respect to such space by the terms and conditions of this Lease. If Tenant does not notify Landlord within such thirty
(30) days of Tenant's acceptance of the offer for all of such space, then Landlord shall thereafter have the right to lease such space not taken by Tenant to other persons on such terms and conditions as Landlord may elect.

          R-3. Delivery of Possession. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Rider No. 4. Thereafter, the total Base Rent payable under this Lease shall be the sum of the Base Rent for all First Offer Space added to the Premises plus the Base Rent already payable under the Lease. Tenant shall commence payment of Base Rent for the


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First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire coterminously with Tenant's lease of the initial Premises.

          R-4. Tenant shall have the right, upon notice to Landlord, to meet from time to time with representatives of Landlord who are knowledgeable as to the status of the leasing of First Offer Space to discuss the status of the leasing of First Offer Space.

          R-5. Tenant shall accept all First Offer Space in its then "as-is" condition as disclosed in the First Offer Space Option Notice and Landlord shall not be required to perform any work or furnish any materials in order to prepare such First Offer Space for Tenant's occupancy. Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Section 6.05 of the Lease.

          R-6. Termination of Right of First Offer to Lease. The rights set forth in this Rider No. 4, and Landlord's obligations with respect thereto, shall be personal to the original Tenant and any assignee to which the original Tenant's entire interest in this Lease has been assigned pursuant to the Lease and may only be exercised by the original Tenant or such assignee (but not any subtenant or other person or entity). The right of first offer granted herein shall terminate as to a particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods.

Landlord's initials ____________   Tenant's initials __________


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